SCHEDULE 14A INFORMATION
 Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act 1934

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                 Global Entertainment Holdings/Equities, Inc.
               (Name of Registrant as Specified in Its Charter)

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                 GLOBAL ENTERTAINMENT HOLDINGS/EQUITIES, INC.
                            6636 North 48th Street
                        Paradise Valley, Arizona 85253
                          --------------------------

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                        To be held on August 17, 2001
                          -------------------------
August 3, 2001

To Our Shareholders:

      You are cordially invited to attend the Annual Meeting of Global Entertainment Holdings/Equities, Inc. which is hereby called to be held on August 17, 2001 from 9:00 a.m. to 12:00p.m., Pacific Daylight Time, at Orange Tree Golf Resort, 10601 N. 56th Street, Scottsdale, Arizona 85254, for the following purposes:

   1. PROPOSAL NO. 1:To elect the Board of Directors, each to serve until the next Annual Meeting of the shareholders or until their respective successors are elected and qualify;

   2. PROPOSAL NO. 2:To ratify and approve the selection by the Board of
                     Directors of Clyde Bailey, P.C. as the Company's independent accountants for the current year;

   3. PROPOSAL NO. 3:To consider and vote upon such other business as may properly come before the meeting or any adjournment thereof.

   The complete text of these proposals and the reasons your directors have proposed their adoption are contained in the Proxy Statement, and you are urged to carefully study them. If you do not plan to attend the Annual Meeting, you are respectfully requested to sign, date and return the accompanying Proxy promptly.

   FOR THE REASONS STATED HEREIN, YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE NOMINEES AND "FOR" THESE PROPOSALS. YOUR VOTE IS IMPORTANT NO MATTER HOW MANY SHARES YOU OWN. TO BE SURE THAT YOUR SHARES WILL BE VOTED AT THE MEETING, PLEASE SIGN AND DATE THE ENCLOSED PROXY. THIS WILL NOT PREVENT YOU FROM ATTENDING AND VOTING YOUR SHARES IN PERSON. PROMPT RETURN OF YOUR PROXY WILL REDUCE THE COMPANY'S EXPENSES IN THIS MATTER.

   Only shareholders of record as shown on the books of the Company at the close of business on July 31, 2001 will be entitled to vote at the Annual Meeting or any adjournment thereof. A list of the Company's Shareholders entitled to notice of, and to vote at, the Annual Meeting will be made available during regular business hours at the Company's Principal Executive Offices at 6636 North 48th Street, Paradise Valley, Arizona 85253, from the date of this notice for inspection by any Shareholder for any purpose germane to the Annual Meeting.

   The Annual Meeting may adjourn from time to time without notice other than by announcement at the Annual Meeting, or at any adjournments thereof, and any and all business for which the Annual Meeting is hereby noticed may be transacted.

   By order of the Board of Directors:

   Donald J. Lisa, President & CEO

Paradise Valley, Arizona
August 3, 2001

                 GLOBAL ENTERTAINMENT HOLDINGS/EQUITIES, INC.
                            6636 North 48th Street
                        Paradise Valley, Arizona 85253
                          --------------------------

              PROXY STATEMENT FOR ANNUAL MEETING OF SHAREHOLDERS
                        To Be Held on August 17, 2001
                          -------------------------

                INFORMATION CONCERNING SOLICITATION AND VOTING

   This Proxy Statement is being furnished to shareholders of Global Entertainment Holdings/Equities, Inc., a Colorado corporation (the "Company"), in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Annual Meeting of Shareholders to be held at Orange Tree Golf Resort, 10601 N. 56th Street, Scottsdale, Arizona 85254, from 9:00a.m. to 12:00p.m., Pacific Daylight Time, on August 17, 2001, and at any and all adjournments of such meeting (the "Annual Meeting"). The first date on which this Proxy Statement and the form of Proxy are first being mailed to Shareholders of the Company is on or about August 3, 2001.

   The Board of Directors has fixed July 31, 2001 as the record date for determining stockholders who are entitled to vote at the Annual Meeting. At the close of business on July 31, 2001, the Company had issued and outstanding 10,682,538 shares of common stock with par value $0.001 per share (the "Common Stock"), held of record by approximately 124 stockholders. All shares have equal voting rights and are non-assessable. Each share of Common Stock is entitled to one vote on each matter properly coming before the Meeting. Holders of shares of Common Stock have no cumulative, conversion, preemptive or other subscription rights, and there are no redemption provisions applicable to the Common Stock.

   The Company will not solicit proxies personally, by telephone or facsimile. The Company, however, may make a request by telephone, facsimile, or mail strictly limited to confirming the shareholder's receipt of the proxy and requesting that the shareholder sign and return the proxy solicited by this statement. The Company does not expect to pay compensation to any party other than employees (and then only their regular salaries plus expenses) for the solicitation of proxies, but may reimburse brokers, custodians, nominees and fiduciaries for the expense of forwarding solicitation material and proxies to beneficial owners of their outstanding stock. The cost of soliciting proxies, not expected to exceed $15,000, will be borne by the Company.

   All proxies will be voted in accordance with the instructions contained therein, if properly executed and not revoked. Proxies that are signed by shareholders but that lack any such specification will be voted in favor of the proposals set forth in the Notice of the Annual Meeting. The management of the Company does not know of any other matters which will be presented for action at the Annual Meeting, but the person, Donald J. Lisa, named in the Proxy intends to vote or act with respect to any other proposal which may be presented for action in accordance with his best judgment. Any proxy may be revoked by a stockholder at any time before it is exercised by giving written notice to that effect to the Corporate Secretary of the Company or by voting in person at the Annual Meeting.

   The presence in person or by executed proxy of the holders of a majority of the aggregate voting power represented by the shares of Common Stock, issued and outstanding and entitled to vote at the meeting, shall constitute a quorum for transacting business at the meeting. Any shares which are withheld or abstain from voting will be counted for the purpose of obtaining a quorum. Shares held in "street name" by brokers or nominees, who indicate that they do not have discretionary authority to vote such shares as to a particular matter ("broker non-votes"), will not be counted as votes "for" or "against" the proposals and will not be counted as shares voted on such matter.

   The total number of votes cast "for" will be counted for purposes of determining whether sufficient affirmative votes have been cast to approve each proposal. Abstentions from voting on a proposal by a shareholder at the Annual Meeting, as well as broker non-votes, will be considered for purposes of determining the number of total votes present at the Annual Meeting. Abstentions will have the same effect as votes against the proposals but will not affect the election of Directors.

   The affirmative vote of the holders of a plurality of the aggregate voting power represented by the shares of Common Stock present or represented at the meeting is required to elect the Board of Directors and to ratify and approve the selection by the Board of Clyde Bailey, P.C. as the Company's independent accountants for the current year.

   Management of the Company has been informed by the executive officers, directors, and control persons of the Company that such parties intend to vote all shares beneficially held with voting rights by such parties FOR the nominees and FOR all of the proposals set forth in the notice. Together, such parties and proxies represent approximately 55.2 % of the votes eligible to be cast at the Annual Meeting. Management believes such votes will be sufficient to elect the nominees, approve or ratify the proposals, and appoint the Company's independent accountants as set forth herein. However, since other items to be voted upon may be presented at the Annual Meeting which require the vote of two-thirds of the outstanding shares, there is no assurance that the voting rights mentioned above will guarantee passage of any such other proposals.


                        SECURITY OWNERSHIP OF CERTAIN
                       BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information as of July 31, 2001, based on information obtained from the persons named below, with respect to the beneficial ownership of the Common Stock by (i) each person known by the Company to own beneficially 5% or more of the Common

Stock, (ii) each director and officer of the Company and (iii) all directors and officers as a group:

Name of Beneficial Owner(1)   Shares Owned Beneficially(2)  Percent Owned (2)
------------------------      ----------------------------  -----------------
Steven Abboud (3) (4) (5)           2,293,845 (6)           21.4%
Joann Abboud (4)                    664,260                6.2%

Name of Officers & Director   Shares Owned Beneficially(2)  Percent Owned (2)
---------------------------   ----------------------------  -----------------
Bryan Abboud (3) (4) (5)            3,320,079 (7)                31.0%
Donald J. Lisa                       121,639 (8)                  1.1%
David Wintroub                        99,000 (9)                   *
Thomas Hawkins                         3,000                       *

Officers & Directors as a group     3,543,718                    33.1%

*  Less than 1%

(1) No officer, director or security holder listed above owns any warrants, options or rights, except as otherwise specified in these notes. (See "Certain Relationships and Related Transactions.")

(2) The number of shares of Common Stock owned, and the percent owned, are those "beneficially owned" as determined under the rules of the Securities and Exchange Commission, including any shares of Common Stock as to which a person has sole or shared voting or investment power and any shares of Common Stock which the person has the right to acquire within 60 days through the exercise of any option, warrant or right.

(3) Steven Abboud is a principal beneficial owner of 88% of the voting stock of Shining Star ("SSI") and Bryan Abboud is a principal beneficial owner of 12% of the voting stock of SSI. SSI owns a total of 895,358 shares of Global, therefore 787,915 of SSI's shares are owned by Steven Abboud and are included in his ownership figure in the above table, and the remaining 107,443 shares are owned by Bryan Abboud and are also included in his ownership figure in the above table.

(4) Bryan Abboud and Steven Abboud are brothers, and Joann Abboud is the mother of Bryan and Steven Abboud. Joann Abboud is the principal beneficial owner of 100% of the voting stock of the Abboud Family Trust. The Abboud Family Trust owns 90,500 shares of Global. The 90,500 shares are reflected in the total 664,260 shares owned by Joann Abboud.

(5) Gene Abboud is the principal and beneficial owner of 50% of the voting stock of Masadi Financial, which owns a total of 627,001 shares of Global. Gene Abboud is a second cousin of Bryan and Steven Abboud. Steven Abboud is the beneficial owner of the remaining 50% of Masadi Financial. Gene and Steven Abboud are thus each deemed to own 313,501 shares of the 627,001 total shares Masadi owns in Global. The 313,501 shares owned by Steven Abboud are reflected in his total ownership figure in the table above.

(6) Includes 90,000 shares beneficially owned by Steven Abboud by virtue of his ownership of an option to purchase 90,000 shares of common stock through January 25, 2005, at the exercise price of $1.25 per share.

(7) Includes 424,936 shares beneficially owned by Bryan Abboud by virtue of his ownership of (i) an option to purchase 150,000 shares of common stock through January 31, 2005, at the exercise price of $1.00 per share, and (ii) an option to purchase 20,000 shares of common stock through January 29, 2005, at an exercise price of $1.25 per share, and (iii) an option to purchase 78,936 shares of common stock through December 31, 2001, at an exercise price of $0.50 per share, and (iv) an option to purchase 176,000 shares of common stock through December 31, 2002, at an exercise price of $1.25 per share.

(8) Includes 18,639 shares beneficially owned by Lisa by virtue of his ownership of an option to purchase 18,639 shares of common stock at any time through January 29, 2005, at an exercise price of $1.25 per share.

(9) Includes 74,000 shares beneficially owned by Wintroub by virtue of his ownership of (i) an option to purchase 19,000 shares of common stock through January 29, 2005, at an exercise price of $1.25 per share, and (ii) an option to purchase 55,000 shares of common stock through January 29, 2005, at an exercise price of $2.25 per share.

Compliance with Section 16(a) of the Exchange Act

Based solely upon a review of forms 3, 4 and 5 furnished to the Company, the Company is not aware of any person, who at any time during the fiscal year ended December 31, 2000, was a director, officer, or beneficial owner of more than ten percent (10%) of the common stock of the Company, and who failed to file, on a timely basis, reports required by Section 16(a) of the Securities Exchange Act of 1934 during such fiscal year, other than Bryan Abboud, who filed Form 3 on July 26, 2001, David Wintroub, who filed Form 3 on July 17, 2001, Donald J. Lisa, who filed Form 3 on June 7, 2001, Thomas Hawkins, who filed Form 3 on June 20, 2001, and Thomas Glaza, who has not filed Form 3.

                           DESCRIPTION OF BUSINESS

Forward-Looking Information-General

This report contains a number of forward-looking statements, which reflect the Company's current views with respect to future events and financial performance, including statements regarding the Company's projections and the internet gaming industry. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from historical results or those anticipated. In this report, the words "anticipates", "believes", "expects", "intends", "future", "plans", "targets" and similar expressions identify forward-looking statements. Readers are cautioned to not place undue reliance on the forward- looking statements contained herein, which speak only as of the date hereof. The Company undertakes no obligation to publicly revise these forward-looking statements to reflect events or circumstances that may arise after the date hereof.

Additionally, these statements are based on certain assumptions that may prove to be erroneous and are subject to certain risks including, but not limited to, the Company's dependence on limited cash resources, and its dependence on certain key personnel within the Company. Accordingly, actual results may differ, possibly materially, from the predictions contained herein.

Company Description

The Company was incorporated in the State of Colorado as Masadi Resources, Inc. ("Masadi") on July 10, 1997. On February 10, 1998, Masadi filed with the State of Colorado Articles of Amendment to its Articles of Incorporation and changed its name to International Beverage Corporation. On August 27, 1998, International Beverage Corporation merged into Global Entertainment Holdings/Equities, Inc. International Beverage Corporation survived this merger and, on August 27, 1998, adopted the current name, "Global Entertainment Holdings/Equities, Inc."

The Company is a holding company, whose primary business focus is on Internet companies operating in the online gaming software sector. The Company owns 100% of the issued and outstanding stock of Interactive Gaming and Wagering, N.V. ("IGW") and Prevail Online, Inc. ("Prevail").

Interactive-Gaming & Wagering, N.V.

IGW was incorporated in Curacao, Netherlands Antilles on May 19, 1997, and is engaged in the development, licensing and hosting of proprietary Internet and telephonic based gaming software. IGW's corporate Web site is www.interactive-gaming.com. IGW offers a turnkey and other service solutions to its software licensees, including gaming license consulting, facilities services, online casino and sportsbook software, 800 call center sportsbook software, training, application hosting services, web site design, development and hosting, and internet telecommunications services. IGW has entered into licensing contracts with several software licensees for its gaming software.

Prevail Online, Inc.

Prevail operates three independent online services that attract consumers with a combination of highly focused content and marketing techniques which have made its sites popular on the Web. Prevail's services deliver gaming directory information through its Website, www.wheretobet.com, real time sports gaming news and statistics through www.thesportsdaily.com, and mainstream online wagering information via www.netbet.org.

Prevail has used the wheretobet.com website to sell banner advertising as its source of revenue since the acquisition of the website. The wheretobet.com website and the netbet.org domain name were acquired from an unrelated party for a total sum of $700,000. At the acquisition date, Prevail tendered a down payment of $75,000 and issued 120,000 post split shares with a put/call provision. Prevail also signed a non interest bearing note of $225,000 payable in nine monthly installments commencing one month from the closing date of the Agreement. As of December 31, 2000 the notes had been paid in full. The unrelated party put the 120,000 shares to the Company in 2000 for $400,000. As of the present time, $235,000 of the $400,000 has been paid leaving an unpaid balance of $165,000. Due to the resignation of its operating manager, Prevail temporarily suspended its proactive marketing efforts on June 1, 2001. All three websites of Prevail are being operated on a maintenance basis until new management is hired and funding for development is obtained.

Products and Services

Through its wholly owned subsidiaries, the Company develops and provides its software products and Web hosting services to the independent licensees and its web publishing services to its players, customers and advertising clients.

Java Casino Games

IGW's Java games utilize the Java programming language to provide easily accessible online games to the Company's licensees' Web sites. The cross-platform nature of Java makes it possible to play these games on all major operating systems, online, with no download requirements. IGW software currently provides seven (7) casino style Java Games (Videopoker, Blackjack, Roulette, slots, stud poker, craps and pokerjack) for players to wager on, with several additional Java games projected to be released throughout the fiscal year ending December 31, 2001.

Sales and Marketing Strategy

The Company's administrative sales and marketing functions are conducted through Curacao and Phoenix, Arizona. Management has hired experienced professionals with in-depth knowledge of finance, management, Internet solutions, software design and development and the gaming industries. The Company is committed to maintaining a customer-driven organization and continues to aggressively recruit and train additional staff for the marketing department to assist the Company in achieving its sales goals.

Competition

The Company estimates that there are currently over 20 online gaming software developers and over 800 gaming Websites on the World Wide Web.

Competition in the gaming software development and licensing markets comes from five primary segments:

1. Traditional Land-based Gaming;
2. Internet Gaming;
3. Electronic Gaming;
4. Internet Service Providers; and
5. Other Entertainment / Media.

The Company estimates the following list of companies represent the major competition in the licensing of Internet gaming software: Starnet
Communications, Microgaming, Atlantic International Entertainment, Ltd., Chartwell Technology, Inc., Cryptologic, Inc. and Boss Media AB.

Technology

Development

The Company has achieved its current technological niche through the development of its proprietary software. Furthermore, the Company has made a strong commitment to continue research and development activities to enhance its software and to develop new applications for new markets. The Company will continue to use such methods to protect its technology and moderate competition from current and future entrants.

Redundant High-Speed Network

IGW has constructed a transaction-oriented server hosting facility in Curacao. Tightly integrated with the Internet connection, the server farm offers a dedicated, fully duplexed gateway into the global Internet. Taking advantage of newly implemented connectivity hardware and security software, the facility guarantees an unprecedented level of performance and availability. The system is composed of high speed Dell and Compaq servers and top of the line Cisco and Nokia networking equipment. The mission critical system components, such as the database and web servers, are fully fault tolerant, load-balanced, mirrored and redundant, which protects the licensees from failures due to malfunctioning equipment.

The highly scalable nature of IGW's system design makes provision for additional capacity seamless. The network monitoring and security staff tracks the system at all times to maintain constant awareness of the system's operating parameters. New equipment and bandwidth will be procured as necessary to compensate for increased activity or anticipated peak demands.

The high quality Internet connection at IGW's network facility in Curacao contributes to responsive game play and uptime for the licensees. Each gaming transaction is stored on a database that is replicated for redundancy and backed up online to prevent data loss.

In addition to IGW's digital network serving gaming content for its licensees, the Company uses a state of the art proprietary e-commerce solution that provides a high level of security and integrity for transmission of funds over the Internet. IGW uses Secure Sockets Layer (SSL) to encrypt and protect transmission of sensitive data like credit card information.

           MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

The Company's common stock currently trades on the OTC Bulletin Board under the symbol "GAMM." The common stock began trading on the OTC Bulletin Board on March 18, 1998, when the Company was known as International Beverage Corporation, and accordingly, traded under the symbol "IBVC."

The high and low trading price for the Company's common stock for each fiscal quarter since January 1, 1999, are listed in the following table. Such prices reflect the 3 for 1 stock split which became effective on August 23, 1999. The prices in the table reflect inter-dealer prices, without retail markup, markdown or commission and may not represent actual transactions.

    Fiscal Quarter               High                   Low

   1st Quarter 1999            $17.875                 $6.25

   2nd Quarter 1999            $17.625                $10.125

   3rd Quarter 1999             $7.00                  $1.87

   4th Quarter 1999             $4.00                  $1.125

   1st Quarter 2000             $5.00                  $1.00

   2nd Quarter 2000             $2.00                  $1.00

   3rd Quarter 2000             $3.95                  $0.55

   4th Quarter 2000             $1.75                  $0.25

   1st Quarter 2001             $1.688                 $0.30

   2nd Quarter 2001             $1.95                  $0.30

The closing trading price on July 31, 2001, was $0.66.

As of July 31, 2001, one hundred twenty-four (124) entities held the Company's Common Stock of record.

Dividends

The Company has not declared any cash dividends on its Common Stock for the last three years and does not anticipate paying any dividends on its Common Stock in the foreseeable future. The payment of dividends on the Common Stock is within the discretion of the board of directors and will depend on our earnings, capital requirements, financial condition and other relevant factors. The Company intends to fully honor its future obligation to pay dividends on any shares of Common Stock issued pursuant to this Offering.

MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

General

The Company generates operating revenues exclusively from its wholly owned subsidiaries, IGW and Prevail. The Company's subsidiaries, IGW and Prevail currently generate revenues from three (3) primary sources: (i) licensing fees,
(ii) monthly website hosting and maintenance fees, and (iii) royalties and advertising fees.

Historically, approximately 50% of all gaming revenue for "Sportsbook" operators, in the USA and abroad, are generated during American Professional and Collegiate football season. However, IGW expects this seasonality to diminish as licensees' operations expand abroad. This seasonal royalty revenue is anticipated to continue for the Sportsbook software platform; however, with the development, licensing and introduction of the Internet based casino software, revenues should balance out during the off season months as a result of the additional royalties gained through the licensing of the Casino software. Seasonal royalty revenue for football season currently represents over 50% of all Company revenue, however, as new licensees and additional software platforms are added, the revenues are expected to balance out during the other sport seasons.

Through research and development in the past four years, the Company identified the opportunity of offering proprietary software and related services to online gaming operators and successfully launched its first licensee in November 1997. The Company encourages its licensee's to target only customers in countries that regulate online gaming. Currently, there are several countries which support the online gaming industry through regulation and/or taxation, including such nations as Sweden, Finland, Australia, Germany, Liechtenstein, the Netherlands Antilles, Dominica and Antigua and several other countries.

Growth Strategy

The development of telecommunications and the emergence of new technology have created opportunities to develop new, efficient and secure ways to deliver information and entertainment to consumers. The Company intends to capitalize on its technological niche and expertise to become a world leader in online gaming software systems. The Company's key strategic objectives are to: (i) continue supporting core holdings of Internet gaming software development and licensing;
(ii) expand to other Internet markets, through acquisitions in the content and publishing markets; and (iii) the Company will pursue opportunities in e-commerce through the Company's wholly owned subsidiary, IGW. The Company will develop the software to integrate the banking operation for e-commerce. The Company will continue to develop software that enables e-commerce through their licensee's web sites as part of the Company's software solution. The Company proposes to seek a joint venture partner to facilitate credit card transactions, for their licensee web sites. However, currently no acquisitions or joint ventures have been identified.

Results of Operations

For The Year Ended December 31, 2000

The Company's revenues increased over 62% to $4,572,489 for the year ended December 31, 2000 as compared to $2,821,599 for the twelve months ended December 31, 1999, continuing the Company's unbroken string of substantial year to year top line growth reports since its inception in 1997.

Importantly, for the year ended December 31, 2000, the Company reported its first net profit before taxes of $234,574 compared to a loss of $35,346 for the year ended 1999, continuing its string of three consecutive years of improved bottom line performance, yielding a return on stockholder equity of over 8% for the year 2000.

The following tables set forth selected information from the statements of operations and balance sheets for the twelve months ended December 31, 2000, and 1999.

Selected Statement of Operations Information

                              For the Year Ended   For the Year Ended
                                 Dec. 31, 2000        Dec. 31, 1999
Total Revenues                     $4,572,489           $2,821,599
Total Expenses                     $4,360,573           $2,801,520
Income (Loss) From Operations      $211,916             $20,079
Total Other Income (Expense)       $22,658              ($55,425)
Net Profit (Loss) before taxes     $234,574             ($35,346)

Selected Balance Sheet Information
                              For the Year Ended   For the Year Ended
                                 Dec. 31, 2000        Dec. 31, 1999
Total Current Assets               $1,373.648           $1,869,295
Total Current Liabilities          $1,542,461           $762,021
Total Property & Equipment         $1,641,094           $1,640,135
Total Liabilities                  $1,571.594           $1,122,416
Total Notes Receivables            $1,053,669           $0
Total Other Assets                 $142,464             $135,195
Total Assets                       $4,210,875           $3,644,625
Net Shareholders' Equity           $2,639,281           $2,522,209

The top line growth is primarily due to additional revenues generated from software licensing, and Website services for licensees (including Royalties). The Company, through IGW, offers to its licensees Internet based Casino and Sportsbook software as well as telephone based (call centers) Sportsbook software. Revenues from software licensing of $909,031, hosting services of $113,325, and royalties of $2,826,718, which are the significant income sources, accounted for 84% of the total revenues for the twelve months ended December 31, 2000. As of December 31, 2000, the Company supported 11 fully operational licensee web sites.

For the fiscal year ended December 31, 2000, Prevail generated revenues of $723,415, as compared to $233,736 for the year ended December 31, 1999. As of December 31, 2000, Prevail revenue accounted for approximately 16% of the Company's revenues for that period, as compared to 8% for the year ended December 31, 1999.

Prevail is attempting to replace its operating manager who resigned on June 1, 2001. Upon the appointment of a new operating manager, it may resume proactive marketing and advertising efforts. The Company is also considering selling Prevail.

During the year 2000, the Company introduced a new version 2.0 of its Integrated and Telephony Sportsbook and Casino System ("ITSCS") software. This new release provides IGW clients broad control over their websites to enable them to create a customized, attractive and entertaining experience for their users, while offering more games, seamless transfers between casino and Sportbook wagering, and improved back office administration features.

During the year 2000, the Company also introduced a new Casino Hook Sportsbook Software Product which can interface with another company's existing casino software product. The Casino Hook product allows the clients of IGW's licensees to wager on sports and seamlessly shift between Casino and Sportsbook wagering.

The Company believes the two new products will significantly expand its markets and attract many new licensees. Early in 2001, the Company initiated the implementation of its Casino Hook program by announcing an important strategic partnership with Sunny Group Company, which will enable Sunny Group's casino customer base to wager on sports, using the Casino Hook software.

In addition to the Sunny Group company, within the next fiscal year, the Company will seek to contract with six (6) additional licensees. The success of the Company and IGW in contracting with these additional licensees may have the potential of generating additional revenue for the Company's fiscal year ending December 31, 2001, of $1.1 million, through the combination of a fixed licensee fee, royalty fees and hosting fees.

The Company expects to attract two (2) of the proposed six (6) additional licensees by the end of the second quarter of the year 2001, and to sign the remaining four (4) licensees in the second half of the year. The Company anticipates requiring an asset investment of an additional $1 million in hardware and software to accommodate the additional six (6) licensee contracts.

Accordingly, the Company expects IGW licensing revenue growth to expand as more licensees sign licenses and commence operations. IGW's royalties from licensees' internet gaming operations should significantly increase during the next several years.

Operating expenses were $4,360,573 for the twelve months ended December 31, 2000 and $2,801,520 for December 31, 1999. As a percentage of revenues, operating expenses decreased from 99% to 95% as a result of substantial revenue growth and efficiencies gained as the Company handled a greater level of activity. Thus, while revenues increased 62%, expenses increased only 55%, improving the Company's margin.

Tax expense for the twelve months ended December 31, 2000 was $16,912 as compared to $11,571, for 1999. The majority of the Company's income is generated from IGW in Curacao and is taxed at the rate of about 3%.

For The Quarter Ended March 31, 2001

The Company enjoyed a net profit from operations of $58,965 for the quarter ending March 31, 2001, as compared to a net profit from operations of $81,289 for the quarter ended March 31, 2000. This performance continues the Company's string of three consecutive years of improved bottom line performance and yielded a return on stockholder equity of over 8% for the first quarter of the year 2001.

The top line revenue of the Company is primarily derived from software licensing and Website services for licensees (including royalties) generated by the wholly owned subsidiary, Interactive Gaming & Wagering ("IGW"), and advertising and sponsorship revenues generated by the Company's other wholly owned subsidiary, Prevail Online, Inc. ("Prevail"). The Company's revenues decreased slightly to $1,102,253 for the quarter ended March 31, 2001 as compared to $1,111,582 for the quarter ended March 31, 2000.

IGW offers its licensees the ITSCS and the Casino Hook software platforms. IGW revenues showed continued growth from license fees, hosting income, marketing services, loyalty program and bandwidth services of $244,214 and royalties of $777,374, representing 93% of the total Company revenues for the quarter ending March 31, 2001 compared to $159,109 and $718,746 for the quarter ending March 31, 2000. Royalty fees grew 8% despite recent reductions in royalty rates while the other revenue sources, including new sources, grew 54%. As of July 31, 2001, IGW supported 12 fully operational licensee web sites.

IGW's continued improvement is evidenced by the 79% increase of its net income from operations, which was $224,174 during the quarter ended March 31, 2001, as compared to $124,939 during the quarter ended March 31, 2000. Correspondingly, IGW's gross income increased 16% for the quarter ended March 31, 2001, to $1,022,028 from $878,059 for the same period of 2000.

Prevail generated revenues of only $80,665 for the quarter ended March 31, 2001, compared to $233,727 for the quarter ended March 31 2000. Prevail revenue accounted for approximately 7% of the Company's revenues for the period ended March 31, 2001, as compared to 21% for the period ended March 31, 2000. The decrease in Prevail revenue is attributed to the replacement of the former management and the interruption in business operations caused by the movement of Prevail's principal office to Phoenix, Arizona.

As a result of an aggressive cost cutting effort, Prevail substantially reduced its expenses in the quarter ending March 31, 2001, thereby substantially offsetting its revenue loss during the same period. For the quarter ended March 31, 2000, Prevail experienced a net profit from operations of $39,589 as compared to a net loss from operations of $43,805 for the quarter ended March 31, 2001.

The Company believes its new products will significantly expand its markets and attract many new licensees. Accordingly, the Company expects IGW licensing revenue growth to expand as more licensees sign licenses and commence operations. Additionally, IGW's royalties from existing licensees Internet gaming operations is expected to increase on an annual basis.

Operating expenses increased 1% to $1,043,288 for the quarter ended March 31, 2001 compared to $1,030,293 for the first quarter of the year 2000.

The Company has adopted modified accounting procedures, which has consolidated some of the older accounts, in order to clarify accounting for various components of employee's compensation, and the capitalization and amortization/depreciation of its software development. These two expense categories account for 66% of the Company's total expenses consistent with the importance of their roles in the Company's strategic plan and operations.

The Company has secured contracts for two (2) additional websites, and anticipates securing five (5) additional licensees for the year ending December 31, 2001. The Company anticipates requiring an asset investment of an additional $1 million in hardware and software to accommodate the additional six (6) licensee contracts.

Accordingly, the Company expects IGW licensing revenue growth to expand as more licensees sign licenses and commence operations. IGW's royalties from licensees' Internet gaming operations should significantly increase during the next several years. The Company expects its net profits, before tax, for the fiscal year ending December 31, 2001, to at least double that of the fiscal year 2000 net profits, before tax, which was $256,497.

   Liquidity and Capital Resources

      For The Year Ended December 31, 2000

The Company's single largest source of revenue has been one of IGW's software licensees. As of December 31, 2000, this licensee owed IGW approximately $1.6 million in past due royalties. As the licensee became incapable of maintaining payments at the current royalty rate, the Company has agreed to a reduction in the royalty rate in exchange for a conversion of the account receivable to a long term note receivable of equivalent amount, with an accelerated fixed repayment schedule of $50,000 per month, in addition to the current royalty. Although the monthly royalty rate to this licensee has decreased per month, effective January 1, 2001, IGW firmly believes such a decrease will not decrease total revenue from this licensee because a decrease in royalty rate will allow the licensee to increase its advertising and marketing efforts, thereby increasing their revenues. If the licensee generates higher revenues, it will pay IGW higher total royalty payments despite a lower royalty rate. However the company cannot guarantee that revenues from this licensee will increase under any circumstances, irrespective of the royalty rate.

Working capital at December 31, 2000 temporarily decreased to a negative ($168,813) compared to a positive $1,107,274 at December 31, 1999. The decrease in working capital is mainly attributable to the account receivable conversion to a long term note receivable referenced above and to the long term notes payable becoming currently due. However, this temporary condition is expected to be alleviated shortly because, of the $983,000 of notes payable currently due, 65% has been verbally restructured into long term notes payable, leading to a positive working capital of $470,137 in the first quarter of 2001.

As a result of the account receivable conversion, the Company's accounts receivable as of December 31, 2000, decreased to $556,085, as compared to $1,511,226 at December 31, 1999.

The majority of the receivables are from operating licensees, which have a 30 day term agreement for royalties. As a result of the restructure of the accounts receivable described above, the average period of collection decreased from 193 days to 43 days, and the Company is further committed to reducing the aging to a conventional 30 day period.

Net cash generated from operating activities for the twelve months ended December 31, 2000 decreased slightly to $524,746 compared to $560,607 for the twelve months ended December 31, 1999. The decrease in cash from operations was primarily due to the increase in Notes Receivable to $1,653,669, referenced above.

Net cash used for investing activities for the twelve months ended December 31, 2000 was $753,885 compared to $1,492,616 for the twelve months ended December 31, 1999. The decrease was primarily due to a decrease of computer equipment purchases, indicating IGW is beginning to realize economies of scale from prior asset investments. Net cash provided by financing activities for the twelve months ended December 31, 2000, was $157,410, as compared to $1,045,771 for the twelve months ended December 31, 1999, indicating that the Company has become profitable and can support itself from internally generated funds.

      For The Quarter Ended March 31, 2001

As a result of the account receivable conversion, the Company's accounts receivable as of March 31, 2001, substantially decreased to $911,336, as compared to $1,935,790 at March 31, 2000. The majority of the receivables are from operating licensees, which have a 30-day term agreement for royalties. As a result of the restructure of the accounts receivable described above, the average period of collection substantially decreased from 193 days to 74 days, and the Company is further committed to reducing the aging to a conventional 30 day period.

Net cash generated from operating activities for the three months ended March 31, 2001 increased to $189,362 compared to $71,103 for the three months ended March 31, 2000. The increase in cash from operations was primarily due to the decrease in notes receivable and the cash savings from depreciation expense.

The working capital of $1,445,674 as of March 31, 2000 decreased temporarily to ($218,813) as of December 31, 2000 due to the conversion of a large account receivable of one IGW licensee to a long term note receivable, and then increased sharply to $639,931 as of March 31, 2001, as amended, because a large portion of the current portion of notes payable became long term notes payable as the company had successfully negotiated a restructuring of about 65% of the current notes payable as long term debt.

Net cash used for investing activities for the three months ended March 31, 2001 was $331,732 compared to $239,907 for the three months ended March 31, 2000. The increase was primarily due to investment in the capitalization of software development expenses and in the purchase of computer equipment. Net cash provided by financing activities for the three months ended March 31, 2001, was $140, as compared to $151,321 for the three months ended March 31, 2000. This March 31, 2001 balance of cash provided by financing activities is the result of the Company's repayment of $78,870 in debt and the Company's borrowing of $79,010. This nominal level of financing indicates that the Company has become profitable and can support itself from internally generated funds. Nevertheless, the Company continues to seek outside financing, through either the sale of equity or debt, to more quickly facilitate expansion of the Company's operations.


                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Mr. Steve Abboud, Financial Consultant and Director of the Company, and Mr. Bryan Abboud, Chairman of the Board and Treasurer of Global Entertainment Holdings/Equities, Inc. and Managing Director of Interactive Gaming & Wagering, NV, are brothers and are the principal beneficial owners of 88% and 12%, respectively, of the voting stock of Shining Star, a shareholder of the Company.

Mr. Gene Abboud, a shareholder of the Company is a second cousin to Mr. Steve Abboud and Mr. Bryan Abboud, and is the principal and beneficial owner of 50% of the voting stock of Masadi Financial, a shareholder of the Company.

On December 31, 1998, Steve Abboud, Financial Consultant of the Company, loaned to IGW $20,000 at an accrued interest of eight percent (8%) per annum. This debt has not yet been repaid.

On August 1, 1998, Bryan Abboud, the Managing Director of Interactive Gaming & Wagering, N.V. and Chairman of the Company, loaned to IGW $20,000 at an accrued interest of eight percent (8%) per annum. This debt has not yet been repaid.

Ms. Joann Abboud, a shareholder of the Company, is the mother to Mr. Steve Abboud and Mr. Bryan Abboud, and is the beneficial owner of the voting stock of Camelot Investments Inc., a shareholder of the Company. In addition, on July 1, 1997, Ms. Abboud by virtue of a Loan Agreement, loaned to Interactive Gaming & Wagering, NV, a wholly owned subsidiary of the Company, $75,000 at eight percent (8%) interest per annum. This loan is due on demand. On June 21, 1999, Ms. Abboud, by virtue of a Promissory Note, loaned the Company $225,000 with an interest rate of ten percent (10%) per annum, due August 1, 2000. In addition, Ms. Abboud received 2,000 shares of the Company's $.001 par value common stock for $2.00. On March 22, 2000, Ms. Abboud agreed, by virtue of a Letter of Understanding, to a 12 month extension for payment due on the $225,000 Note with the condition that GAMM is to begin interest payments at the end of each month with the first payment beginning on April 30, 2000 based on the principal plus accrued interest on the Note through March 31, 2000.

On July 21, 1998, Mr. James Zilligen, by virtue of a Subscription Lending Agreement with a Stock Option "Kicker", loaned the Company $100,000. In the 13th through the 23rd month of the loan, the Company is to make principle and interest payments with a balloon due in July of 2000. As further inducement to make the loan, Mr. Zilligen received an option to purchase 45,000 (post-split) unregistered shares of the Company's restricted $.001 par value common stock at a strike price of $0.41 per share. On October 20, 1998, the market price for the Company's common stock was approximately $2.66 per share and Mr. Zilligen exercised his option by paying to the Company, $18,750. On March 22, 2000, Mr. Zilligen agreed, by virtue of a Letter of Understanding, to a 12 month extension for payment due on the $100,000 Note with the condition that GAMM is to begin interest payments at the end of each month with the first payment beginning on April 30, 2000 based on the principal plus accrued interest on the

Note through March 31, 2000.

The Company on December 31, 1999, pursuant to the Purchase and Sale Agreement between the Company and IGW, issued to a total of thirteen (13) employees of IGW options to purchase 225,000 shares of the Company's common stock as follows:
Seven (7) employees of IGW received options to purchase 206,325 shares of the Company's common stock at an exercise price of $0.50 per share and six (6) employees of IGW received options to purchase 18,675 shares of the Company's common stock at an exercise price of $1.67 per share.

The above transactions with related parties were made on no less favorable terms as would have been made with independent third parties. The Company pursued third party funding, however, as a start-up company, it was unsuccessful in obtaining the necessary funding. Consequently, the Company pursued other opportunities for additional funding, but was unsuccessful in its efforts. As a start-up operation, funding outside of the related party transactions listed were non-existent.

                             FINANCIAL STATEMENTS

Audited financial statements for the year ended December 31, 2000 are found herein on page F-1. Consolidated, unaudited, condensed interim financial statements including a balance sheet for the Company as of the quarter ended March 31, 2001 and statements of operations and statements of cash flows for the interim period up to the date of such balance sheet and the comparable period of the preceding year are attached hereto following the audited financial statements for the year ended December 31, 2000.

Changes In and Disagreements with Accountants on Accounting and Financial Disclosure

On August 30, 2000, the Company's shareholders approved a proposal to select Clyde Bailey, P.C. as the Company's auditor for the fiscal year ended December 31, 2000. This appointment represented a change in the Company's auditor, which was necessitated by the recent death of the principal of the Company's previous auditor, Mr. Darrell Schvaneveldt, of Darrell Schvaneveldt & Company Certified Public Accountant ("Schvaneveldt"). Mr. Schvaneveldt died on September 8, 2000. More information regarding this change in accountant may be obtained from the Company's Form 8-K filed with the Securities and Exchange Commission on December 4, 2000.

                                PROPOSAL NO. 1
                             ELECTION OF DIRECTORS

The Board of Directors has determined that there will be four directors of the Company elected at the Annual Meeting. The Board of Directors has nominated Bryan Abboud, Donald J. Lisa, David S. Wintroub and Thomas Glaza. In the absence of other instructions, the proxies will be voted for each of the individuals named below, each of whom the Board proposes for election as a director of the Company. If elected, such individuals will serve until the next Annual Meeting of Shareholders or until their successors are duly elected and qualified. All of the nominees are members of the present Board of Directors.

The Board recommends a vote FOR the election of each of the nominees listed below.

The Board has no reason to believe that any nominee would be unable or unwilling to serve if elected. If a nominee becomes unable or unwilling to accept nomination or election, the Board will either select a substitute nominee or will reduce the size of the Board. If you have submitted a proxy and a substitute nominee is selected, your shares will be voted for the election of the substitute nominee.

Directors

Name                 Age      Position
Bryan Abboud         30       Director, Chairman/Treasurer
Donald J. Lisa       66       Director, President/CEO
David S. Wintroub    34       Director
Thomas Glaza         66       Director

All Directors of the Company will hold office until the next annual meeting of shareholders of the Company or until successors are duly elected and qualified.

The Officers of the Company are elected by the Board of Directors at the first meeting after each annual meeting of the Company's shareholders, and hold office until their death, or until they shall resign or have been removed.

      Director Information

Set forth below is biographical and other information about the persons who will make up the Board following the annual meeting, presuming election of the nominees named above.

Bryan Abboud. Bryan Abboud is a co-founder and Chairman of the Board of Directors of the Company and founder and Managing Director of IGW. Mr. Abboud is also a co-founder and current board member of the Interactive Gaming Council, the online gaming industry's premier trade association. Starting as an online gaming industry pioneer in 1995, he has assembled personnel, arranged financing, and led the Company successfully into the online gaming software industry. Earlier, Mr. Abboud was involved in upper management of a company in the high-tech consumer electronics industry. Before this he served as vice president of marketing and co-founded Vista International, Inc. where he was responsible for all U.S. sales, advertising and promotions. Mr. Abboud earned a Masters in International Management at the American

Graduate School of International Management (Thunderbird) and received a Bachelor of Science Degree in Commerce, with emphasis in Marketing at Santa Clara University. He also attended Sup de Co in Rouen, France.

Donald J. Lisa. Donald J. Lisa was appointed as a Director of the Company in August 2000, and was appointed the Company's President/CEO on November 1, 2000. Since 1987, Mr. Lisa has continued his own intellectual property law firm and his own mergers and acquisitions consulting business, Lisa & Company, both of which businesses haves been diligently pursued for the last 13 years. From 1974 through 1987, Mr. Lisa worked for Motorola, Inc. in Schaumburg, Illinois, where he held positions of Division Patent Counsel to the Automotive Products Division, Executive Director Technology Asset Management, Vice President Patent Department and Corporate Staff General Patent Counsel, Vice President and Proprietary Rights Litigation Counsel, and finally, Vice President and Director of Acquisitions where he was responsible for all acquisitions, joint ventures, and divestiture activities, and for coordination of appropriate corporate support functions and sector/group representation in such activities, including accounting, international and domestic finance, human resources, and law. From 1965- 1974, Mr. Lisa rose to become a general partner in the New York City based patent law firm of Kenyon & Kenyon. Mr. Lisa received his Masters of Business Administration Degree from the University of Chicago Graduate School of Business in 1987, his Juris Doctor Degree from Harvard Law School in 1965, and his Bachelor of Science in Engineering Degree from the U.S. Naval Academy in 1957. Mr. Lisa was a U.S. Naval Officer between 1957 -1962 serving as an all-weather jet fighter pilot rising to the rank of Lieutenant and accumulating 1200 hours of first pilot time in high performance military jet aircraft with 350 total carrier landings (150 at night) aboard the USS Forrestal and USS Independence.

David S. Wintroub. Mr. Wintroub has served as a Director since January 18, 2000. He also served as the Company's CEO/President from January 18, 2000 until he resigned on October 31, 2000. Mr. Wintroub from 1995 to the present has worked with the firm of Wintroub, Rinden, Sens & McCreary, with offices in Omaha, Chicago, Minneapolis, Des Moines and Austin, Texas, as an attorney and specialized in Corporate and Internet Law. Mr. Wintroub has had significant experience with many start-up internet companies, including on-line gaming, on-line lottery, on-line sports handicapping, on-line news, on-line broadcasting and many on-line retail sites selling items ranging from women's shoes to wine. Mr. Wintroub's experience in on-line gaming included the initial legal research into the legality of on-line gaming for several on-line gaming clients all of whom have active and prosperous sites. Mr. Wintroub has also had significant experience working on capitalization projects for his on-line clients. Additionally, Mr. Wintroub has been heavily involved in lottery projects and on-line lottery start-ups on the continent of Africa for one of his corporate clients. Mr. Wintroub also has experience representing land-based and online gaming clients like Harvey's Resorts and Casino, Inc. Mr. Wintroub earned his undergraduate degree in English from the University of Nebraska at Lincoln in 1990 and his Juris Doctor from Creighton University in 1995.

Thomas Glaza. Mr. Glaza accepted his appointment to the Company's board of directors in February 2001. Mr. Glaza recently retired from the MAPICS Corp., where he continues to provide occasional consulting services. Mr. Glaza serves on the boards of directors of one reporting company, On Line Power (NASDAQ. BB:
OPWR), a public start-up company that has patented a new type of power supply which significantly reduces there size and heat dissipation while dramatically increasing efficiency. Between 1988 and 1998, Mr. Glaza held a variety of positions, up to Vice President of Business Development and Strategy, for MAPICS Corp. His duties involved contract negotiations, establishing internal corporate strategy, traditional activities of marketing, and co-ordination programs with the corporate marketing organization. From 1981 to 1988, Mr. Glaza founded GMD, a private software development and services firm servicing implementations of MAPICS and CAD systems where he served as CEO / COO. From 1973 to 1980, Mr. Glaza held various managerial positions in the Manufacturing Industry Marketing Department of the General Systems Division of the IBM Corp. in Atlanta, which led to the development of MAPICS. From 1970 to 1973, he was the marketing manager for the IBM Branch Office in Portland, Oregon. In 1959, Mr. Glaza received his MBA from the University of Michigan, majoring in statistics and marketing. In 1957, Mr. Glaza graduated with a BBA from the U of Michigan where he majored in marketing and finance.

      Additional Information About the Board of Directors

The Board held 42 meetings and took action by written consent 26 times during fiscal 2000. All of the directors attended at least 75% or more of the meetings of the Board of Directors during fiscal 2000.

The Company has no audit, compensation, or nominating committees, and no committees performing similar functions.

      Non-Director, Executive Officers and Control Persons

      Name                    Age         Position

      Thomas Hawkins          49          Secretary
      Steven Abboud           37          Control Person

Set forth below is biographical and other information about the person(s) who will serve as non- director executive officer(s):

Thomas Hawkins. Mr. Thomas Hawkins has been the Corporation Secretary since June of 1999. Mr. Hawkins has had twenty years experience in Investment Banking, and Financial Business Consulting and has participated in raising debt and equity venture capital for start-up to small business concerns through private placements and public offerings. Currently, Mr. Hawkins is employed as a small business financial consultant for both private and public companies. In such capacity, he organizes and works with client companies in preparing and conducting their Annual and/or Special Shareholders Meetings, acts as Inspector of Election and Balloting and assists in the preparation of the minutes of the meetings. He is currently assisting Marina Capital, Inc. (a Utah corporation) and Beeper Plus, Inc., (a publicly traded Nevada corporation) in the development of their Proxy Statements for their scheduled Annual Shareholders Meetings. Mr. Hawkins has been responsible for pricing, negotiating and structuring private placement offerings and initial public offerings. He was a branch manager and stock-trader for Citiwide Securities, Inc. As a stock-trader, he attained the distinction of being one of the first minority OTC stock-traders in the country. In addition, Mr. Hawkins was publisher for the Americana Corporate Finance Reporter, a national magazine focusing on corporate finance strategies for small to medium sized companies. Mr. Hawkins graduated from the University of Arizona with a BS Degree, in Business and Public Administration. He was a member of Tip O'Neil's National

Democratic Speakers Club and has co-sponsored events surrounding the National Democratic Black Caucuses in Washington, D.C. Mr. Hawkins has also coordinated and conducted Investment Seminars.

Steven Abboud. Mr. Steven Abboud, is a co-founder of the Company, and from the Company's inception in June 1998, until January 2000, Mr. Abboud served as a Director and President of the Company. In January 2000, Mr. Abboud resigned as President of the Company, and he resigned as a director in August 2000. His expertise in investment banking, has brought the Company from a position of insolvency in June 1998 to an equity value of approximately $2.0 million and a market capitalization of $30 million in August 1998, shortly after going public. Mr. Abboud has been instrumental in providing equity and debt financing, audit coordination and cost accounting to Interactive Gaming & Wagering (IGW), a wholly owned subsidiary of the Company. In 1989, Mr. Abboud founded Shining Star Investments, Inc. and to the present time, Mr. Abboud holds the positions of President and Director. Mr. Abboud was responsible for numerous venture capital fund raising activities, mergers and acquisitions, and various other investment banking services. Mr. Abboud from 1990 to 1994 was the co-founder and managed Vista International, a consumer electronics import/export mail order distribution center. Mr. Abboud serves as a financial consultant to Masadi Financial Services, Inc., and Camelot Investments, Inc. Mr. Abboud received his Bachelor of Science in Finance from Arizona State University in May 1993.

                       COMPENSATION AND OTHER BENEFITS

      Director Compensation

All directors receive annual options to purchase 20,000 shares of the Company's common stock. Such options bear exercise prices equal to the weighted average of the common stock's closing price for the 30 days prior to the granting of such options. Granting occurs at the annual shareholder meeting. All Directors are reimbursed for out-of-pocket expenses incurred in connection with the Company's business.

      Executive Compensation

No compensation in excess of $100,000 was awarded to, earned by, or paid to any executive officer of the Company during the fiscal years 2000, 1999 or 1998. The following table provides summary information for the years 2000, 1999 and 1998 concerning cash and noncash compensation paid or accrued by the Company to or on behalf of its chief executive officer for the appropriate years.

                         SUMMARY COMPENSATION TABLES

                                            Annual Compensation
                          ------------------------------------------------------
Name and                                                        Other Annual
Principal Position        Year   Salary       Bonus ($)        Compensation ($)
                                   ($)
-------------------------------------------------------------------------------
Donald J. Lisa, President 2000   $60,000        - 0 -                 (1)
-------------------------------------------------------------------------------
David Wintroub, President 2000   $48,000        - 0 -                 (2)
-------------------------------------------------------------------------------
Steven Abboud, President  1999   $34,000        - 0 -                - 0 -
-------------------------------------------------------------------------------
Steven Abboud, President  1998    - 0 -         - 0 -                - 0 -
-------------------------------------------------------------------------------


                                         Long Term Compensation
                             -----------------------------------------------
                                         Awards                Payouts
                             -----------------------------------------------
                                   Restricted     Securities    LTIP Payouts  All Other
Name and Principal Position          Stock        Underlying        ($)      Compensation
                             Year   Award(s)($) Options/SARs(#)                   ($)
-------------------------------------------------------------------------------------
Donald J. Lisa, President    2000     - 0 -         - 0 -          - 0 -        - 0 -
-------------------------------------------------------------------------------------
David Wintroub, President    2000     5,000         - 0 -          - 0 -        - 0 -
-------------------------------------------------------------------------------------
Steven Abboud, President     1999     1,000         - 0 -          - 0 -        - 0 -
-------------------------------------------------------------------------------------

(1) For his services, Lisa was granted an option to purchase 18,639 shares of common stock through January 29, 2005, at an exercise price of $1.25 per share.

(2) For his services, Wintroub was granted (i) an option to purchase 19,000 shares of common stock through January 29, 2005, at an exercise price of $1.25 per share, and (ii) an option to purchase 55,000 shares of common stock through January 29, 2005, at an exercise price of $2.25 per share.

(3) On December 31, 1999, Abboud received 1,000 restricted shares of the Company's common stock, which, when valued at the common stock's prevailing market price of $1.00 per share, was valued at $1,000.

                                  PROPOSAL 2
            RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS

Subject to ratification by the stockholders, the Board has selected Clyde Bailey, P.C., independent accountants ("Clyde Bailey"), to audit the financial statements of the Company for the fiscal year ending December 31, 2001. Clyde Bailey served as the Company's independent accountant for the year ended December 31, 2000. Although stockholder approval of the Board of Directors' selection of Clyde Bailey is not required by law, the Board of Directors believes that it is advisable to give stockholders an opportunity to ratify this selection. If the stockholders do not approve this proposal at the Annual Meeting, the Board of Directors may reconsider the selection of Clyde Bailey.

The Board recommends a vote FOR the ratification of the appointment of Clyde Bailey, P.C. as independent accountants.

                 INDEPENDENT AUDITORS FEES AND OTHER MATTERS

    AUDIT FEES

Clyde Bailey, P.C. billed the Company an aggregate of $13,595 in fees for professional services rendered in connection with the audit of the Company's financial statements for the most recent fiscal year ended December 31, 2000.

    FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

Clyde Bailey, P.C. did not bill the Company for any professional services rendered to the Company and its affiliates for the fiscal year ended December 31, 2000 in connection with financial information systems design or implementation, the operation of the Company's information system or the management of its local area network.

    ALL OTHER FEES

From January 1, 2000 through July 25, 2001, Clyde Bailey, P.C. has billed the Company an aggregate of $6,375 in fees for professional services rendered in connection with review of financial statements for Forms 10-QSB and other related services.

The Company's board of directors has determined that the provision of services by Clyde Bailey, P.C., as set forth above, is compatible with maintaining Clyde Bailey's independence.

                                OTHER BUSINESS

The Board of Directors is not aware of any business to come before the meeting other than those matters described above in this proxy statement. If, however, any other matters should properly come before the meeting, it is intended that holders of proxies will act in accordance with their judgement on such matters.

       DEADLINE FOR SUBMISSION FOR SUBMISSION OF SHAREHOLDER PROPOSALS

Proposals of shareholders that are intended to be presented at the Company's 2002 Annual Meeting must be received by the Company not later than March 1, 2002 in order to be included in the proxy statement and proxy relating to the meeting.

Stockholders who wish to make a proposal at the 2002 Annual Meeting of Stockholders other than one that will be included in the Company's proxy materials should notify the Company not later than March 1, 2002 and no earlier than February 15, 2002. If a stockholder who wished to present a proposal fails to notify the Company by this date, the proxies that management solicits for that meeting will have discretionary authority to vote on the stockholder's proposal if it is properly brought before that meeting. If a stockholder makes timely notification, the proxies may still exercise discretionary authority under circumstances consistent with the Securities and Exchange Commission's proxy rules.

                                 ANNUAL REPORT

A copy of the Company's audited financial statements for the year ended December 31, 2000 is being furnished with this Notice of Annual Meeting and Proxy Statement to each shareholder of record as of July 31, 2001. The Company will provide without charge to each such shareholder, upon the written request of such person, a copy of the Company's Form 10-KSB for the year ending December 31, 2000. Such written requests should be sent to Larry Panyon, Office Administrator, Global Entertainment Holdings/Equities, Inc., 6636 North 48th Street, Paradise Valley, Arizona 85253.

BY THE ORDER OF THE BOARD OF DIRECTORS:

/s/ Donald J. Lisa
-------------------------------
Donald J. Lisa, President & CEO


Paradise Valley, Arizona
August 3, 2001

CLYDE BAILEY P.C.
------------------------------------------------------------------------------
                                                  Certified Public Accountants
                                                      10924 Vance Jackson #404
                                                      San Antonio, Texas 78230
                                                          (210) 699-1287(ofc.)
                                         (888) 699-1287   (210) 691-2911 (fax)

                                                                       Member:
                                                   American Institute of CPA's
                                                        Texas Society of CPA's

              REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT

To the Board of Directors and Shareholders
Global Entertainment Holdings/Equities, Inc.

We have audited the accompanying consolidated balance sheet of Global Entertainment Holdings/Equities and subsidiaries ("Company") as of December 31, 2000 and the related consolidated statement of operations, changes in stockholders' equity, and statement of cash flows for the year ended December 31, 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the financial statements based on our audit. The financial statements of the Company, as of December 31, 1999, were audited by other auditors who have ceased operations and whose report dated March 10, 2000, expressed an unqualified opinion on those statements.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of the Company and subsidiaries as of December 31, 2000, and the consolidated results of their operations and their cash flows for the year then ended in conformity with generally accepted accounting principles.

                                    /s/ Clyde Bailey
                                    Clyde Bailey
                                    Certified Public Accountant

January 15, 2001

             GLOBAL ENTERTAINMENT HOLDINGS/EQUITIES, INC. & SUBSIDIARIES
                             Consolidated Balance Sheet
                               As of December 31, 2000

                                     A S S E T S

Current Assets:
    Cash & Cash Equivalents                       $      164,455
    Accounts Receivable Net of Provision                 556,085
       for Bad Debts of $119,590
    Note Receivable                                      550,000
    Prepaid Expenses                                      21,685
    Interest Receivable                                    2,933
    Employee Accounts Receivable                          28,490
                                                 ---------------

       Total Current Assets                                       $   1,323,648

Property & Equipment
    Automobile- Net                                       45,295
    Proprietary Software- Net                            490,552
    Other Software - Net                                 103,448
    Office Improvements- Net                              22,433
    Computer Equipment- Net                              434,755
    Furniture & Fixtures- Net                             88,934
    Websites - Net                                       455,677
                                                 ---------------

       Total Property & Equipment                                     1,641,094

Long-Term Assets
    Note Receivable                                                   1,103,669

Other Assets
    Security Deposits                                     34,045
    Software Design & Development-Net                    108,419
                                                 ---------------

       Total Other Assets                                               142,464
                                                                ---------------

       Total Assets                                              $    4,210,875
                                                                ===============





See Accompanying summary of accounting principles and notes to consolidated financial statements.

             GLOBAL ENTERTAINMENT HOLDINGS/EQUITIES, INC. & SUBSIDIARIES
                             Consolidated Balance Sheet
                               As of December 31, 2000

            L I A B I L I T I E S & S T O C K H O L D E R S' E Q U I T Y

Current Liabilities
    Accounts Payable                                     445,312
    Accrued Expenses                                      28,262
    Accrued Interest                                      33,704
    Current Portion- Capital Leases                       17,856
    Current Portion- Notes Payable                       983,000
    Note Payable- Line of Credit                           5,844
    Income Taxes Payable                                  28,483
                                                 ---------------
       Total Current Liabilities                                  $   1,542,461

Long Term Liabilities                                          -
---------------------
    Notes Payable                                        983,000
    Less Current Portion                               (983,000)
                                                 ---------------
       Total Long Term Notes Payable                           -

    Capital Lease Payable                                 29,133
                                                 ---------------
       Net Long Term Liabilities                                         29,133
                                                                 --------------
       Total Liabilities                                              1,571,594
                                                                 --------------


Stockholders' Equity
    Preferred Stock, 25,000,000 Shares Authorized,
       at $.001 Par Value, None Issued
    Common Stock, 100,000,000 Shares Authorized           10,406
       Par Value of $.001;
       10,406,540 Shares Issued with Outstanding
    Paid in Capital                                    3,215,932
    Retained Earnings(Deficit)                         (139,757)
    Treasury Stock, at Cost                            (447,300)
                                                 ---------------
       Net Stockholders' Equity                                       2,639,281
                                                                 --------------
       Total Liabilities and Stockholders' Equity                $    4,210,875
                                                                 ==============




See Accompanying summary of accounting principles and notes to consolidated financial statements.

          GLOBAL ENTERTAINMENT HOLDINGS/EQUITIES, INC. & SUBSIDIARIES
                     Consolidated Statement of Operations
            For the Twelve Months Ended December 31, 2000 and 1999

                                                       2000            1999
                                                   ------------    ------------
Revenues:
       License Fees                                     909,031         445,000
       Royalty Fees                                   2,826,718       1,983,773
       Hosting Income                                   113,325         159,090
       Advertising Revenues                             723,415         233,736
                                                   ------------    ------------
          Total Revenues                           $  4,572,489    $  2,821,599
                                                   ------------    ------------

Expenses
       Bad Debt Provision                                47,790          71,800
       Uncollectible Fees Written Off                    81,152         180,030
       Depreciation & Amortization                      762,382         425,553
       Rents                                            340,538         225,593
       Professional Fees                                119,297         138,058
       Travel                                           122,814          57,904
       Financial & Investor Relations                    87,880         149,829
       Administrative Expenses                          502,779         461,797
       Consulting                                     1,379,441         749,334
       Advertising                                      316,696          72,906
       Litigation Settlement                                  -          75,000
       Bandwidth Expenses                               599,804         125,091
       Options Issued Expenses                                -          68,625
                                                   ------------    ------------
          Total Expenses                           $  4,360,573    $  2,801,520
                                                   ------------    ------------

Income (Loss) from Operations                           211,916          20,079

Other Income(Expenses)
       Interest(Expense)                               (29,760)        (59,353)
       Interest Income                                    4,935           3,928
       Other Income(Expense)                             47,483               -
                                                   ------------    ------------
          Total Other Income(Expenses)                   22,658        (55,425)
                                                   ------------    ------------

       Income Before Taxes                              234,574        (35,346)

       Provisions for Income Tax                       (16,912)        (11,571)
                                                   ------------    ------------
          Net Income                               $    217,662    $   (46,917)
                                                   ============    ============

       Basic Earnings Per Share                    $      0.021    $    (0.005)
       Diluted Earnings Per Share                  $      0.018    $    (0.004)

Weighted Average Shares Outstanding                  10,289,578     10,301,282
       Retroactively Restated

Weighted Average Shares & Options                    12,062,120     11,001,782
       Outstanding





See Accompanying summary of accounting principles and notes to consolidated financial statements.

          GLOBAL ENTERTAINMENT HOLDINGS/EQUITIES, INC. & SUBSIDIARIES
                           Statements of Cash Flows
         For the Twelve Month Period Ended December 31, 2000 and 1999


Cash Flows from Operating Activities
       Net Income (Loss)                              $    217,662     (46,917)

       Adjustments to Reconcile Net Income (Loss) to
         Net Cash Provided(Used) to Operating Activities;
            Depreciation & Amortization                    762,382      425,553
            Write off Uncollectible Fees Receivable         81,152      180,030
            Options Issued Expense                               -       68,625
            Provisions for Bad Debt                         47,790       71,800
            Non Cash Expenses                              110,481      131,654
       Change in Operating Assets  & Liabilities
         (Increase) Decrease in Fees Receivable            832,150    (548,977)
         (Increase) Decrease in Prepaid Expenses            46,256     (64,457)
         (Increase) Decrease in Security Deposits         (16,825)      (3,594)
         (Increase) Decrease in Interest Receivable          (301)      (2,632)
         (Increase) Decrease in Employee Receivable         22,822     (51,312)
         (Increase) Decrease in Notes Receivable       (1,653,669)            -
         (Decrease) Increase in Accounts Payable           135,419      280,177
         (Decrease) Increase in Accrued Expenses            14,791       13,471
         (Decrease) Increase in Taxes Payable               16,912       11,571
         (Decrease) Increase in Customer Deposits         (35,880)       35,880
         (Decrease) Increase in Accrued Interest           (6,466)       27,605
         (Decrease) Increase in Accrued Wages             (49,930)       32,130
                                                      ------------  -----------
Net Cash Provided (Used in) to Operating Activities   $   524,746    $  560,607
                                                      ------------  -----------

Cash Flows from Investing Activities
         Purchase of Websites                                    -    (402,813)
         Purchase of Software Design & Development         (2,565)     (27,857)
         Purchase of Proprietary Software                (615,800)           -
         Purchase of Automobile                                  -     (70,949)
         Purchase of Package Software                     (16,813)    (110,151)
         Purchase of Office Improvements                   (7,396)     (23,931)
         Purchase of Computer Equipment                   (94,255)    (725,035)
         Purchase of Furniture & Fixtures                 (17,156)    (131,780)
                                                      ------------  -----------
            Net Cash (Used) in Investing Activities   $  (753,985)  $(1,492,516)
                                                      ------------  -----------




See Accompanying summary of accounting principles and notes to consolidated financial statements.

          GLOBAL ENTERTAINMENT HOLDINGS/EQUITIES, INC. & SUBSIDIARIES
                           Statements of Cash Flows
         For the Twelve Month Period Ended December 31, 2000 and 1999

Cash Flows from Financing Activities
         Increase( Decrease) in Capital Lease Liabilities        -       66,414
         Payment on Capital Leases                        (19,691)     (12,760)
         Increase (Decrease) in Notes Payable              418,000      525,000
         Payment on Notes Payable                         (29,849)    (175,000)
         Treasury Stock                                  (447,300)            -
         Contributed Capital                                     -       46,782
         Sale of Common Stock                              236,250      595,335
                                                      ------------  -----------
      Net Cash Provided(Used) by Financing Activ$ties      157,410    1,045,771
                                                      ------------  -----------
      Increase (Decrease) in Cash & Cash Equivalents       (71,829)     113,862

      Cash & Cash Equivalents at Beginning of Period       236,284      122,422
                                                      ------------  -----------
            Cash & Cash Equivalents at End of Period  $    164,455  $   236,284
                                                      ------------  -----------
Supplemental cashflow information:
       Interest Expense                                     29,760       59,353
       Income Taxes                                              -            -























See Accompanying summary of accounting principles and notes to consolidated financial statements.


                GLOBAL ENTERTAINMENT HOLDINGS/EQUITIES, INC. & SUBSIDIARIES
                              Statement of Stockholders Equity
                                  As of December 31, 2000

                                Common Stock     Treasury Stock
                                ------------------------------------
                                                $0.001                    Paid-In    Accumulated   Stockholders'
                                               --------
                                Shares    Par Value    Shares   Amount    Capital    Deficit       Equity
                                --------------------------------------------------------------------------------
Balance, December 31, 1999      9,455,682    9,456                       1,450,313    (310,502)     1,149,267

1/18/99
Shares Returned & Cancelle      (22,839)     (23)                               23

3/05/99
Shares Issued for Consulting    9,000         9                             26,991                    27,000
Fees at $3.00 Per Share

4/19/00
Shares Issued for Cash at       30,000        30                            67,470                    67,500
$2.25 per Share

4/19/00
Shares Issued for Cash at       9,000         9                             22,491                    22,500
$2.50 per Share

4/19/99
Shares Issues for Cash at       13,497        13                            62,972                    62,985
$4.66 per Share

4/20/99
Shares Returned by Terminat     (9,999)      (10)                             (10)                        -
Employee

5/10/99
Shares Issued for Cash at       89,100        89                           237,511                   237,600
$2.66 per Share

6/17/99
Shares Issued for Prepaid       39,000        39                           129,944                   129,983
Public Relations at $3.33
per Share

6/21/99
Shares Issued for Note Payable   6,000         6                             2,244                    2,250
Incentive at $.375 per Share






See Accompanying summary of accounting principles and notes to consolidated financial statements.


                GLOBAL ENTERTAINMENT HOLDINGS/EQUITIES, INC. & SUBSIDIARIES
                              Statement of Stockholders Equity
                                  As of December 31, 2000

                                Common Stock     Treasury Stock
                                ------------------------------------
                                                $0.001                    Paid-In    Accumulated   Stockholders'
                                               --------
                                Shares    Par Value    Shares   Amount    Capital    Deficit       Equity
                                --------------------------------------------------------------------------------
6/25/99
Shares Issued for Consulting    3,000        3                               9,997                    10,000
Services at $3.33 per Share

8/19/99
Shares Issued for Furniture       690                                        2,300                     2,300
at $3.33 per Share

8/19/99
Shares Issued for Legal Service 6,000        6                              19,996                    20,002
at $3.33 per Share

8/19/99
Shares Issued for Cash         30,000       30                              97,470                    97,500
at $3.25 per Share

8/19/99
Shares Issued for Cash         30,000       30                              79,970                    80,000
at $2.67 per Share

8/27/99
Shares Issued for Cash          9,000        9                               7,991                     8,000
at $.89 per Share

9/22/99
Shares Issued for Legal         1,000        1                               3,999                     4,000
Services at $4.00 per Share

9/23/99
Shares Issued for Technology    1,500        1                               5,999                     6,000
$4.00 per Share

9/23/99
Shares Issued to Acquire      163,500      163                             399,837                   400,000
Prevail Online Inc., at
$2.45 per share

10/19/99
Shares Issued for Cash at       3,000        3                               5,497                     5,500
$1.83 per share




See Accompanying summary of accounting principles and notes to consolidated financial statements.


                GLOBAL ENTERTAINMENT HOLDINGS/EQUITIES, INC. & SUBSIDIARIES
                              Statement of Stockholders Equity
                                  As of December 31, 2000

                                Common Stock     Treasury Stock
                                ------------------------------------
                                                $0.001                    Paid-In    Accumulated   Stockholders'
                                               --------
                                Shares    Par Value    Shares   Amount    Capital    Deficit       Equity
                                --------------------------------------------------------------------------------
11/05/99
Shares Issued for Consulting       500        1                              1,904                    1,905
at $3.81 per share

11/05/99
Shares Issued for Accounting       700        1                              1,999                    2,000
Services at $2.85 per share

11/05/99
Issued Shares for Accrued        9,000        9                             21,311                   21,320
Interest Expense at $2.37 per Share

11/05/99
Shares Issued for Cash at $2.75  5,000        5                             13,745                   13,750
per share

11/05/99
Shares Issued for Misc Services    500        1                              1,624                    1,625
at $3.25 per share

12/31/99
Shares Issued for Employee      16,300       16                             16,284                   16,300
Bonus at $1.00 per share

12/31/99
Shares Issued for Technology    15,012       15                              9,985                   10,000
at $.66 per Share

12/31/99
Shares Issued for Technology    34,903       35                             26,160                   26,195
at $,75 per Share

Shares returned and Cancell     (7,613)      (7)                                 7

Rounding                          (80)                                                                 (20)
Paid in Capital - Options                                                   68,625                   68,625

Contributed Capital                                                         75,039                   75,039





See Accompanying summary of accounting principles and notes to consolidated financial statements.


                GLOBAL ENTERTAINMENT HOLDINGS/EQUITIES, INC. & SUBSIDIARIES
                              Statement of Stockholders Equity
                                  As of December 31, 2000

                                Common Stock     Treasury Stock
                                ------------------------------------
                                                $0.001                    Paid-In    Accumulated   Stockholders'
                                               --------
                                Shares    Par Value    Shares   Amount    Capital    Deficit       Equity
                                --------------------------------------------------------------------------------
Net Income (Loss)                                                                      (46,917)     (46,917)

Balance December 31, 1999      9,940,353    9,940                        2,869,688    (357,419)   2,522,209

1/18/00
Shares Issued for Consulting       5,000        5                            6,245                    6,250
Services at $1.25 per Share

3/7/00
Shares Issued for Consulting      20,000       20                           14,980                   15,000
Services at $.75 per Share

3/18/00
Shares Issued for Cash at        315,000      315                          235,935                  236,250
$.75 per share

3/18/00
Shares Issued for Technology       1,787        2                            2,679                    2,681
at $1.50 per Share

3/18/00
Shares Issued for Note Extension  75,000       75                           14,925                   15,000
at $.50 per share

8/23/00
Shares Issued for Technology      49,400       49                           71,501                   71,550
at $1.45 per share

Rounding                                                                      (20)                     (21)
Treasury Stock, at Cost                             174,500    (447,300)                          (447,300)

Net Income (Loss)                                                                      217,662     217,662

                              -------------------------------------------------------------------------------
Balance December 31, 2000     10,406,540  $10,406   174,500   $(447,300) $3,215,932   $(139,757) $2,639,281
                              ===============================================================================









See Accompanying summary of accounting principles and notes to consolidated financial statements.

               Global Entertainment Holdings/Equities, Inc., & Subsidiaries
                              Notes to Financial Statements


NOTE  #1 - ORGANIZATION

The Company was incorporated on July 10, 1997, under the laws of the state of Colorado using the name Masadi Resources, Inc. On February 10, 1998, Articles of Amendment were filed changing the name to International Beverage Corporation. Pursuant to a Merger Agreement dated August 27, 1998, International Beverage Corporation merged with Global Entertainment Holdings/Equities, Inc., and subsequently the surviving corporation became known as Global Entertainment Holdings/Equities, Inc. The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the laws of the state of Colorado.

Principles of Consolidation
The Company currently has two wholly owned subsidiaries; Interactive Gaming and Wagering NV, (IGW), a Netherlands Antilles Corporation in Curacao, Netherlands Antilles, and Prevail Online, Inc., (Prevail), a Colorado Corporation. IGW is engaged in the conception and creation of computer software programs for the gaming and wagering industry. Prevail was purchased in August 1999, engages in the creation and operation of websites which publish Internet gaming and wagering related information and derives its revenues from banner advertising. The accompanying consolidated financial statements include the accounts of the company and its wholly-owned subsidiaries. Inter-company transactions and balances have been eliminated in consolidation

NOTE #2 - SIGNIFICANT ACCOUNTING POLICIES

Revenue Recognition
Revenues and directly related expenses are recognized in the period in which they occur. Revenues and related expenses are recognized from the sale of the licenses when persuasive evidence of an arrangement exists, delivery of access to the software has occurred, the license fee has been determined and collectability of the license fee is probable. License fees are billed to be paid in three installments over a relatively short period of time, usually within ninety days.

During 2000, the Company adopted the U.S. Securities and Exchange Commission's ("SEC") Staff Accounting Bulletin 101, "Revenue Recognition" ("SAB 101"), which provides guidance on the recognition, presentation, and disclosure of revenue in financial statements filed with the SEC. The adoption of SAB 101 did not have a material effect on the Company's business, financial condition, results of operations or cash flows.

Use of Estimates
The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure on contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Accounting Method
The Company's financial statements are prepared using the accrual method of accounting. Revenues are recognized when earned and expenses when incurred. Fixed assets are stated at cost. Depreciation and amortization using the straight-line method for financial reporting purposes and accelerated methods for income tax purposes.

Earnings per Common Share
The Company adopted Financial Accounting Standards (SFAS) No. 128, "Earnings Per Share," which simplifies the computation of earnings per share requiring the restatement of all prior periods.

Basic earnings per share are computed on the basis of the weighted average number of common shares outstanding during each year.

Diluted earnings per share are computed on the basis of the weighted average number of common shares and dilutive securities outstanding. Dilutive securities having an anti-dilutive effect on diluted earnings per share are excluded from the calculation.

Uninsured Cash Balances
The Company maintains its cash balances at several financial institutions. Accounts at the institutions are secured by the Federal Deposit Insurance Corporation up to $100,000. Periodically, balances may exceed this amount. At December 31, 2000, uninsured balances aggregated $159,136.

               Global Entertainment Holdings/Equities, Inc., & Subsidiaries
                              Notes to Financial Statements


Cash and Cash Equivalents
The Company considers all highly liquid debt instruments with a maturity of three months or less at the time of purchase to be cash equivalents. Cash and cash equivalents consist of checking accounts and money market funds.

Fair Value of Financial Instruments
The carrying amounts of financial instruments including cash and cash equivalents, accounts receivable and payable, accrued and other current liabilities and current maturities of long-term debt approximate fair value due to their short maturity.

Fixed Assets
The cost of property and equipment is depreciated over the estimated useful lives of the related assets. The cost of leasehold improvements is amortized over the lesser of the length of the lease of the related assets of the estimated lives of the assets. Depreciation and amortization is computed on the straight line method.

Foreign Currency:
All cash transactions in the Netherlands Antilles are conducted from the Antilles Banking Corporation in United States dollars.

Stock-Based Compensation Plans
SFAS No. 123, "Accounting for Stock-Based Compensation," allows for either the adoption of a fair value method for accounting for stock- based compensation plans or for the continuation of accounting under Accounting Principles Board ("APB") Opinion No. 25, "Accounting for Stock Issued to Employees," and related interpretations with supplemental disclosures.

The Company has chosen to account for its stock options using the intrinsic value based method prescribed in APB Opinion No. 25 and, accordingly, does not recognize compensation expense for stock option grants made at an exercise price equal to or in excess of the fair market value of the stock at the date of grant.

Websites
Internal and external costs incurred to develop websites are capitalized. Costs are capitalized when it is probable that the website will be completed and will be used to perform the function intended. When it is probable that upgrades and enhancements will result in additional functionality such costs are capitalized. Websites will be considered to be impaired when it no longer provides substantial service potential, or significant changes occur in the extent or manner in which the website is used. Impairment write off will be recognized in the period when impairment is deemed by management to have occurred.

The Company is actively pursuing web-site development. The Company has adopted "Financial Accounting Standards Board Emerging Task Force Consensus 00-2 (FASB EITF 00-2): Accounting for Website Development Costs." The adoption of this procedure relates to the accounting for costs of internal software, requires that costs of developing web applications and infrastructure, as well as cost of graphic development, be capitalized, rather than the historical common practice of same period expense. Costs of website planning and operation continue to be expensed as normal.

Advertising
The Company expensed Advertising and Marketing expenditures in the amount of $316,696 and $72,906 for the years ended December 31, 2000 and 1999, respectively.

Comprehensive Income
SFAS No. 130, "Reporting Comprehensive Income" establishes standards for the reporting and display of comprehensive income and its components in the financial statements. The following types of items, among others, are to be considered in computing comprehensive income: foreign currency translation adjustments, pension liability adjustments and unrealized gain/loss on securities available for sale. For all periods presented herein, there were no differences between net income (loss) available to common shareholders and comprehensive income (loss).

Reclassifications
Certain reclassifications were made to the 1999 financial statements and notes thereto in order to conform to the 2000 presentation.

               Global Entertainment Holdings/Equities, Inc., & Subsidiaries
                              Notes to Financial Statements

Recent Accounting Pronouncements
In June 1998, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 133, "Accounting for Derivative Investments and Hedging Activities" ("SFAS No 133") which establishes accounting and reporting standards requiring that every derivative instrument be recorded in the balance sheet as either an asset or liability measured at its fair value. The statement also requires that changes in the derivative's fair value be recognized in earnings unless specific hedge accounting criteria are met. SFAS No. 133, as extended by SFAS No. 137 and amended by SFAS No. 138, is effective for all fiscal quarters beginning after June 15, 2000. The Company does not expect adoption of SFAS No. 133 to have an effect on its financial statements.

In December 1999, the Securities and Exchange Commission issues Staff Accounting Bulletin No. 101, "Revenue Recognition in Financial Statements" (SAB 101), which provides guidance on the recognition, presentation and disclosure of revenue in financial statements of all public registrants. The provisions of SAB 101 are effective for transactions beginning in fiscal year after September 30, 2000. The Company does not expect adoption of SAB 101 to have an effect on its financial statements.

NOTE #3 - ACQUISITION AND RESCISSION OF BEVERAGE SOURCE WORLDWIDE, INC.

Pursuant to an Agreement of Purchase between Masadi Resources, Inc., and Beverage Source Worldwide, Inc., dated November 26, 1997, the Company issued 589,287 shares of its $.001 par value common stock in exchange for 1,500 shares of Beverage Sources Worldwide, Inc. At December 31, 1997, the Company had advanced to its subsidiary, Beverage Source Worldwide, Inc., $200,000 and in the early months of 1998 the Company advanced an additional $457,844 to Beverage Source Worldwide, Inc. Minutes of an Emergency Meeting of the Board of Directors of the Company dated April 2, 1998, noted that Beverage Source Worldwide, Inc., was without funds and was currently facing bankruptcy if the Company did not advance substantial working capital funds. On May 5, 1998, the Company filed a Complaint in the Superior Court of California, County of San Diego, alleging that from the closing of the Agreement of Purchase, officers of Beverage Source Worldwide, Inc., have breached their respective duties, obligations and agreements with the Company, secreting and/or attempting to secret the Companies assets, moving, transferring, assigning conveying encumbrances, sequestering, using, disposing of, or shifting, any and all of the assets and property of the Company, wrongfully withdrawing monies from the Corporate bank accounts, misappropriating company funds, co-mingling the operating expenses and cost of International Beverage Corporation or its wholly owned subsidiary Beverage Source Worldwide, Inc., with independent business of the officers and directors named in the suit.

The rescission action taken with the filing of the complaint on May 5, 1998, and the cessation of business activities by Beverage Source Worldwide, Inc., the Company believes its control of Beverage Source Worldwide, Inc. was temporary and that the cessation of business activities by the Officers of Beverage Source Worldwide, Inc., cast significant doubt on the Company, as the parent company, to control the Subsidiary.

In March 2000, the Company has reached an agreement with the former Officers of Beverage Source Worldwide, Inc., whereby for $75,000 he withdrew his objection to the rescission of the agreement dated May 26, 1997.

NOTE #4 - SOFTWARE DEVELOPMENT FOR LICENSING & RECOGNITION OF INCOME FROM SOFTWARE LICENSING

The Company has expensed costs to internally create computer software until such time as technological feasibility was established. Technological feasibility is considered to be established when a detail program design is completed. After the detailed program design has been established the Company has capitalized the costs of its software products it intends to license to the gaming and wagering industry. Software development costs will be amortized on a ratio of the current revenue to anticipated total revenue from the sales of the product or a straight-line amortization of the product cost over the estimated three years useful life of the product master. Because the product is subject to rapid technological advances the Company has elected to amortize its computer programs software held for licensing over a three-year period.

Revenue from the licensing of software programs is recognized when there is persuasive evidence of an arrangement, delivery of access to the software, the fee is fixed and determined and collectability is probable. The license arrangements are not multiple elements and license fees are recorded when the four conditions above are achieved. Once the arrangement has been contractually agreed upon there are no customer cancellation privileges. Fees that the Company may be entitled to are referred to as royalties and are not recognized until such time as the licensee has actually earned revenues through the use of the

               Global Entertainment Holdings/Equities, Inc., & Subsidiaries
                              Notes to Financial Statements

software and in accordance with the licensing agreement has notified the Company of its sales. Once the Company has been notified that royalties are due from the licensing of its software and collectability is probable, royalty income is recognized. Revenues earned from efforts to assist a purchaser establish and maintain a base for operations are known as hosting revenues and are recognized upon receipt of funds. Costs incidental to royalty income and hosting activities are recognized in the same period as the related revenues are recognized.

During the year ended December 31, 2000, the Company capitalized $613,235 in Proprietary Software including the Casino software, Customer Support software, and other new project software that IGW is developing. These capitalized expensed will be depreciated or amortized over a three year period.

The Company does not engage in any gaming or wagering activities.

NOTE  #5 - STOCKHOLDERS' EQUITY

Preferred Stock
The Company has 25,000,000 shares of preferred stock $.001 par value authorized. These preferred shares may be issued in one or more series at the discretion of the Board of Directors. As of December 31, 2000, there are no preferred stock outstanding.

Common Stock
The Company has 100,000,000 shares of common stock $.001 par value authorized. Each shareholder of record shall have one vote for each share of common stock outstanding in his or her name on the books of the Corporation. Cumulative voting shall not be allowed. No shareholder shall have pre-emptive or similar rights.

Common Shares in Treasury
The Company accounts for purchases of treasury shares under the cost method with the aggregate cost recorded as a reduction of shareholders' equity.

Stock Options
The Company agreed to grant options to purchase 225,000 shares of the Company's common stock to employees of one of the Company's subsidiaries, Interactive Gaming & Wagering, NV ("IGW"), if IGW attained net income, or net earnings, of $207,000 for the year ended December 31, 1998. IGW realized net income in excess of $207,000 for this fiscal year. In accordance with this performance bonus, on April 24, 2000, pursuant to the instructions of IGW's managing director, the Company granted options to purchase 225,000 shares of common stock to certain IGW employees, of which 18,675 possess an exercise price of $1.67, with the remaining 206,325 are exercisable at $0.50 per share. All options must be exercised with three (3) years of the date of the April 24, 2000 grant.

IGW and the Company had a similar performance based option agreement for IGW's net income, or net earnings, for the years ended December 31, 1999 and 2000. However, IGW was not going to reach these performance standards. Therefore, the Company and IGW mutually agreed that the Company would grant, as of December 31, 1999, options to purchase 475,500 shares of the Company's common stock at exercise prices between $1.25 and $1.67 per share. All of these options expire on December 31, 2002, if not previously exercised.

A 34% discount was applied to the cost of certain options granted for the year ended December 31, 1999. The Company believes that this 34% discount was and is still consistent with the accounting required by SFAS 123's "fair value pricing model." This discount was applied because as of December 31, 1999, (1) the Company's common stock had been de-listed from the OTC-BB to the Pink Sheets,
(2) the trading volume was so low as to greatly diminish liquidity, and (3) the stock underlying the option will be unregistered, restricted shares upon issuance.

The following schedule details these options and the expense charges comprising the difference in market value based on trading price and the discounted per share price.

                                        Market      Discount    Present     Cost of
Description                             Price       Rate        Value       Option       Expense
225,000 Options, expiring 12/31/01     $  1.00        5.5%       $.8516      $.098       $ 2,027
475,500 Options, expiring 12/31/02     $  1.00        5.5%       $.8985      $.067       $46,598
                                                                                         -------
      Total Expense Recognized for year ended December 31, 1999                          $68,625
                                                                                         =======

                                           F-14

               Global Entertainment Holdings/Equities, Inc., & Subsidiaries
                              Notes to Financial Statements


The Company approved the issuance of 568,293 stock options to key IGW employees and 252,750 to directors pursuant to the Company's 2000 ESOP plan. The exercise price range from $1.00 to $2.50, which was in excess of the trading price on the date of grant with expiration dates beginning in December 2003 to January 29, 2005.

As of December 31, 2000, the Company had outstanding options to purchase 1,521,543 shares of its common stock and no options have been exercised.

The following information is presented with respect to the Company's stock options:
                                              Number            Weighted Average
                                              Of Shares         Exercise Price
                                              ---------         ----------------

Outstanding at December 31, 1997                     -                     -
  Granted                                       225,000                  0.60
  Exercised                                          -                     -
  Cancelled                                          -                     -
                                             ----------         ----------------
Outstanding at December 31, 1998                225,000                  0.60
  Granted                                       475,500                  1.29
  Exercised                                          -                     -
  Cancelled                                          -                     -
                                             ----------         ----------------
Outstanding at December 31, 1999                700,500                  1.07
  Granted                                       821,043                  1.46
  Exercised                                          -                     -
  Cancelled                                          -                     -
                                             ----------         ----------------
Outstanding at December 31, 2000             $1,521,543                 $1.28
                                             ==========         ================

Had compensation expense been recorded for the Company's awards based on fair value at the grant dates consistent with the methodologies of SFAS No. 123, the Company's reported net income (loss) available to common shareholders and earnings per share would have been reduced to the pro forma amounts indicated below:

                                                For the Years Ended December 31,

                                                    2000           1999

Net income (loss) available to common shareholders:
  As reported.............................       $  217,662      $  (46,917)
  Pro forma...............................          206,167         (46,917)

Basic earnings (loss) per share:
  Common share as reported......................      0.021          (0.005)
  Common share pro forma........................      0.020          (0.005)

Diluted earnings (loss) per share:
  Common share as reported and pro forma........      0.018          (0.004)

Under SFAS 123, the value of each option granted during 2000 and 1999 was estimated on the date of grant using the Black Scholes model with the following assumptions: Risk-free interest rate - 6.5%, dividend yield - 0%, volatility - 19.3% and expected life of the option - 5 years.

               Global Entertainment Holdings/Equities, Inc., & Subsidiaries
                              Notes to Financial Statements


Stock Split
On August 19, 1998, International Beverage Corp., effected a one for seven reverse stock split of its outstanding shares. Effective August 27, 1999, all outstanding common shares of stock were split on a three for one basis. In the financial statements presented at December 31, 1999 retroactive restatement of the outstanding shares on the balance sheet, statement of stockholders' equity, and the shares used to compute basic earnings per share and fully diluted earnings per share has been made.

Non-Cash Investing & Financing Activities
The following is provided as additional disclosure to the Statement of
Cashflows:

During the year ended December 31, 2000, the Company issued; 5.000 shares for consulting services valued at $6,250; 20,000 shares valued at $15,000; 1,787 shares for technology valued at $2,681; 75,000 shares for note extension valued at $15,000; and 49,400 shares for technology valued at $ 71,550.

During the year ended December 31, 1999, the Company issued; 12,500 shares for consulting fees valued at $38,925; 6,000 shares for interest expense valued at $2,250; and 39,000 shares for current public relations expense valued at $10,827 and $119,172 in prepaid public relations cost; 7,000 shares for legal fees valued at $24,000; 700 shares for accounting services valued at $2,000; 16,300 shares for employee bonuses valued at $16,300; 49,915 shares for expensed technology services valued at $36,175; 500 shares for miscellaneous expenses valued at $1,625; 9,000 shares in settlement of accrued interest valued at $21,320; 690 shares for furniture valued at $2,300, 1,500 shares for capitalized technology services valued at $6,000 and 163,500 shares to acquire Prevail Online, Inc., and the websites valued at $400,000.

NOTE #6 - PROPERTY, EQUIPMENT AND DEPRECIATION

Capitalized amounts are depreciated over the estimated useful life of the asset using the straight line method of depreciation. At December 31, 2000 and 1999, the Company had property and equipment as follows:


      Assets            2000     1999                2000           1999        Accumulated
                        Cost     Cost      Life   Depreciation   Depreciation   Depreciation     Basis
Automobile              70,949    70,949     3       14,189         11,465         25,654       45,295
Proprietary Software   613,235       -0-     3      122,683            -0-        122,683       490,55
Other Software         134,253   117,440     3       22,316         28,222         30,805      103,448
Office Improvements     33,297    25,901     5        6,659          4,205         10,864       22,433
Computer Equipment     910,124   801,234     3      264,954        183,906        475,369      434,755
Websites               790,643   802,813     3      270,050         64,916        334,966      455,677
Furniture & Fixtures   173,026   155,870     3       49,510         28,222         84,092       88,934
      Total          2,725,527 1,974,207            750,361        298,773      1,084,433    1,641,094
Software Design for
         Licensing     357,812   355,347     3       12,021        126,780        249,393      108,419


NOTE #7 - NOTES PAYABLE

The Company has the following notes payable obligations.
                                                            2000         1999
   Note Payable to an Individual, Interest at 10%,
      Due Date March 31, 2001                             $ 115,000    $ 100,000
   Note to a Related Party at 8% Interest, Due on Demand    115,000      115,000
   Note to a Related Party 10% Interest, Due March 31,2001   25,000      225,000
   Note to an Unrelated Party, No Interest, Due June 2000       -0-      125,000
   Note to Seller of Website, Due on Demand                 250,000          -0-

               Global Entertainment Holdings/Equities, Inc., & Subsidiaries
                              Notes to Financial Statements

   Convertible Debt
   Note to Related Party, dated July 18, 2000, 10% interest  40,000          -0-
     paid monthly, Convertible at $.50 per share before
     August 1, 2001.
   Note to Unrelated Party, dated August 11, 2000,           50,000          -0-
     10% Interest, paid monthly, Convertible at $1.50
     per share before October 1, 2001.
   Note to Related Party, dated August 2, 2000, 10% Interest 10,000          -0-
     paid monthly, Convertible at $.50 per share before
     March 31, 2001.
   Note to Unrelated Parties, dated August 30, 2000,        178,000          -0-
     10% Interest, paid monthly, Convertible at $1.50 per share before September 1, 2001.

         Total Notes Payable                              $ 983,000    $ 565,000
            Less Current Portion                          (983,000)   ( 240,000)
                                                          ----------------------
         Net Long Term Debt                               $    -0-     $ 325,000
                                                          ======================

The Convertible Notes Payable contains a provision that the Note Holder can convert the note payable to common at any time prior to the due date.

The Company has leased assets as follows:
               Asset              Cost        Balance
               -----              ----        -------
            Pentium Computer    $ 14,348     $   -0-
            Dell Computer          5,260         -0-
            Automobile            43,949      34,853
            Dell Computer         21,085      12,136
                               ----------------------
               Total            $ 84,642     $46,989
                  Current Portion             17,856
                  Long Term Portion           29,133


      Following are maturities of debt for each of the three years.
            Year        Note Payable      Capital Lease
            ----        ------------      -------------
            2001        $  983,000        $     13,454
            2002               -0-              11,294
            2003               -0-               4,385
                        ------------      -------------
               Total    $  983,000        $     29,133

NOTE  #8 - ACQUISITION OF GLOBAL ENTERTAINMENT HOLDINGS/EQUITIES, INC.

Pursuant to an Agreement of Purchase and Sale between Masadi Resources, Inc.,
(MRI) and Beverage Source Worldwide, Inc., (BSW) dated November 26, 1997, MRI committed to issue 589,287 post-split shares to acquire 100% of BSW, (1,375,000 pre-split shares, split 1 for 7 on August 13, 1998 and forward split 3 for 1 on August 23, 1999). On December 1, 1997, the Board of Directors changed the name of Masadi Resources, Inc., to International Beverage Corporation, (IBC).

On February 27, 1998, IBC issued 589,287 shares to the shareholders of BSW. In March 1998, IBC suspended financing for BSW and the Board of Directors authorized a Rescission of the Agreement of Purchase and Sale. On August 13, 1998, IBC believes it only had temporary control of BSW and in accordance with FASB 94, paragraph 13, has not presented consolidated financial statements to include BSW. Global Entertainment Holdings/Equities, Inc., a privately held corporation, was incorporated on April 6, 1998, under the laws of the state of Colorado. Interactive Gaming and Wagering, Inc., NV, (IGW), a privately held corporation, was incorporated on May 16, 1997, under the laws of the Netherlands Antilles, domiciled in Curacao. Pursuant to an Agreement of Purchase and Sale dated June 30, 1998, the shareholders of IGW exchanged 100% of the issued and outstanding shares of IGW for 5,134,500, post 3 for 1 split, shares of Global Entertainment Holdings/Equities, Inc., (a privately held corporation). At the date of the stock exchange neither corporation had any established market for its shares and no shares had been publicly traded.

Pursuant to a Merger Agreement dated August 27, 1998, Global Entertainment Holdings/Equities, Inc., the Legal Acquiree and a privately owned corporation, agreed to exchange one share of its issued and outstanding stock for 1.5 of

               Global Entertainment Holdings/Equities, Inc., & Subsidiaries
                              Notes to Financial Statements


International Beverage Corporation, (IBC), a publicly held corporation. From April 6, 1998 to August 27, 1998, Global Entertainment Holdings/ Equities, Inc., had issued 5,586,688 shares (retroactively restated) under the terms of the Merger Agreement these shares become 8,380,040 retroactively restated shares. The exchange of the shares gave the shareholders of Global Entertainment Holdings/Equities, Inc., control of IBC, the Legal Acquirer. For statement presentation Global Entertainment Holdings/Equities, Inc., has been considered to be the accounting acquirer. On September 30, 1998, IBC changed its name to Global Entertainment Holdings/Equities, Inc.

The share exchange of a private operating Company, (Global Entertainment Holdings/Equities, Inc.,) into a non-operating public shell corporation (International Beverage Corporation), with no significant assets or liabilities resulted in the shareholders of the private company having actual operating control of the combined company after the transaction, and the shareholders of the former public shell continuing only as passive investors.

This transaction is considered to be a capital transaction in substance, rather than a business combination. That is, the transaction is equivalent to the issuance of stock by the private company for the net monetary assets of the shell corporation, accompanied by a recapitalization. The accounting is identical to that resulting from a reverse acquisition, except no goodwill of other intangible is recorded.

APB16, paragraph 70, states that, "Presumptive evidence of the acquiring corporation in combinations effected by an exchange of stock is obtained by identifying the former common stockholder interest of a combined company which either retains or receives the larger portion of the voting rights of the combined corporation. That corporation should be treated as the acquirer unless other evidence clearly indicates that another corporation is the acquirer."

Staff Accounting Bulletin Topic 2A, affirms the above principle and gives guidelines that the post reverse-acquisition comparative historical financial statements furnished for the Legal Acquirer should be those of the Legal Acquiree.

In accordance with this guideline the outstanding shares of Global Entertainment Holdings/Equities, Inc., have been retroactively restated on the balance sheet, and the statement of stockholders' equity. The retroactively restated shares have been used in the Computations for Earnings (Losses) Per Share to preserve comparability of those figures.

NOTE #9 - ACQUISITION OF PREVAIL ONLINE, INC., AND WEBSITES PURCHASE

On August 20, 1999, Global Entertainment Holdings/Equities, Inc., (Global), issued 43,500 shares of its common stock to acquire 100% of the issued and outstanding shares of Prevail OnLine, Inc., (Prevail), a Colorado Corporation, incorporated on July 21, 1999. Concurrent with issuance of the 43,500 shares of stock to acquire Prevail, Global issued 120,000 shares to an unrelated party to acquire a website known as wheretobet.com and a domain name known as netbet.org.

In 1999, the Company entered into an agreement with an independent third party to design and develop a Website page known as "Sports Daily". The Sports Daily Website Page is intended to give the Company's current clientele, sport enthusiast and future customers information about all major sports events, game times, statistics, weather conditions, injury reports, major sports events, and current sports news. The Sports Daily Website is not a gaming or wagering activity. The Company estimates that the Website as designed and developed at June 30, 1999 will have a useful life of three years.

Prevail, has used the wheretobet.com, website to sell banner advertising as its source of revenue since the acquisition of the website.

The wheretobet.com website and the netbet.org domain name where acquired from an unrelated party for a total sum of $700,000. At the acquisition date Prevail paid a down payment of $75,000 and signed a non interest-bearing note of $225,000 payable in nine monthly installments commencing one month from the closing date of the Agreement. In addition, Global issued 120,000 shares of its common stock for a value of $400,000. The asset purchase and sale agreement contains the following provision.

The stock that is to be transferred to Sellers contained therewith a put and call provision as follows; (i) Sellers will have the right to put the stock to the Purchaser anytime after six (6) months from the closing, but before twelve
(12) months from the closing at the net price of $400,000 (US); (ii) The Purchaser will have the right to call the stock from Sellers anytime after six
(6) months from the closing but before twelve (12) months from closing at the net price of $800,000 (US).

               Global Entertainment Holdings/Equities, Inc., & Subsidiaries
                              Notes to Financial Statements


As of December 31, 2000, the Company had paid the Seller $150,000 on the right of redemption option of the contract with a balance of $250,000 owed at the end of the year. The shares of stock have been redeemed by the Company. The 120,000 shares of stock were valued at $400,000.

Earnings per Share
Basic earnings (loss) per share is computed by dividing the earnings and losses allocated to each class of equity by the weighted average number of shares outstanding for each class during the period. Diluted earnings (loss) per share is computed the same as basic earnings (loss) per share except the denominator is adjusted for the effect of common share equivalents outstanding.

The following additional information is presented with respect to the Company's earnings per share amounts:

                                             For the Years Ended December 31,
                                             --------------------------------
                                             2000     Per Share   1999     Per Share
                                                      Amount               Amount
EARNINGS PER COMMON SHARE
Net income (loss) available to common
   shareholders........................     $ 217,662            $ (46,917)
Weighted average common shares:
   outstanding.........................    10,289,578   0.021   10,301,282   (0.005)
Dilutive effect of convertible debt
   subordinated shares outstanding.........   252,000   0.001           -        -
Dilutive effect of weighted average stock
options outstanding.....................    1,520,543   0.002      700,500   (0.001)
Diluted common shares outstanding......   $12,062,120   0.018   11,001,782   (0.004)


NOTE #10 - INCOME TAXES

The Company has incurred losses that can be carried forward to offset future earnings if all provisions of the Internal Revenue Code are met. These losses are as follows:

                                                 Expiration
               Year of Loss            Amount       Date
               ------------         ------------   ------
                  1997              $   31,923      2017
                  1998                 278,579      2018
                  1999                 733,239      2019
                  2000                 589,102      2020

The Company has adopted FASB 109 to account for income taxes. The Company currently has no issues that create timing differences that would mandate deferred tax expense. Net operating losses would create possible tax assets in future years. Due to the uncertainty as to the utilization of the net operating loss carryforward, a valuation allowance has been made to the full extent of any tax benefit that net operating losses may generate.

                                               Dec. 31, 2000   Dec. 31, 1999

Deferred Tax Asset Balance Beginning of Period   $     -0-     $     -0-
Net Operating Loss Carryforwards                 1,632,843     1,043,741
                                                   555,167        54,872
Valuation Allowance                               (555,167)     (354,872)
Net Deferred Tax Asset                           $     -0-     $     -0-
Deferred Tax Liability                           $     -0-     $     -0-

               Global Entertainment Holdings/Equities, Inc., & Subsidiaries
                              Notes to Financial Statements


                                                                     Netherlands
                                             Total       USA         Antilles

   Net Income (Loss)                      $ 217,662  $ (589,102)    $ 806,767
   Permanent Adjustments                                    -0-      (806,767)

   Net Operating Loss Carryforwards                  (1,043,741)          -0-
   Adjusted Taxable Income                           (1,632,843)          -0-

   Current Income Taxes Payable           $  16,912  $      -0-     $  16,912

The Company has computed U.S. federal income taxes without the revenue of its wholly owned foreign subsidiary. Federal taxes are computed on current period revenues net of net operating losses carried forward from proceeding period and credit for foreign taxes. The Company has also recorded $16,912 and $11,571 in taxes due to the Netherlands Antilles based on earnings in Curacao for the years ended December 31, 2000 and 1999, respectively.

NOTE #11 - OPERATING LEASE OBLIGATIONS

The Company leases office facilities in Omaha, Nebraska. The lease commenced February 1, 1999 and terminates January 31, 2004. Lease obligations for the term of the lease are as follows:
                        Year        Amount
                        ----        ------
                        2001        16,150
                        2002        16,150
                        2003        16,750
                        2004         1,400
                        ------      -------
                        Total      $50,450

The subsidiary leases office facilities in Curacao, Netherlands Antilles. The lease commences January 1, 1999 and terminates December 31, 2002. Lease obligations for the term of the lease are as follows:
                           Year     Amount
                           2001      124,760
                           2002       69,698
                                    --------
                           Total    $194,458

In November of 2000, the Company moved its principal office from Omaha Nebraska to Paradise Valley, Arizona. In connection with the change of principal office, the Company is leasing an office on a month-to- month basis for $1,000 per month.

For the years ended December 31, 2000 and 1999 total rent expense was $140,910 per year.

NOTE #12 - ACCOUNTS AND NOTES  RECEIVABLES

The Company has the following accounts receivable as follows as of December 31, 2000:

                              Amount
                              ------
               Current        316,056
               31-60 Days     194,423
               1-90 Days      165,196
               Over 90 Days      -0-
               Total         $675,675

The Company has agreed to a notes receivable payout of an accounts receivable balance from a major customer. The terms of the note receivable call for a payment of $50,000 per month on the balance of $1,653,669. Of the balance due, $550,000 has been shown as a current asset with the balance shown as long-term asset.

The Company has provided a provision for bad debt in the amount of $119,590.

               Global Entertainment Holdings/Equities, Inc., & Subsidiaries
                              Notes to Financial Statements


NOTE #13 - COMMITMENTS AND CONTINGENCIES

Effective October 20, 1999 and expiring on October 20, 2000, IGW signed an agreement with Antelcom, N.V., for a 2 Mb digital offshore leased line connection, between Curacao and Canada Teleglobe. The contract is written for payment in U.S. dollars at $35,500 per month. The contract is payable as follows:

               Payments in 1999     $  82,833
               Payments in 2000       343,167
                                    ----------
               Total Contract       $ 426,000
                                    ==========

In October of 2000, the Company switched to A T & T for its bandwidth service. The agreement calls for a monthly charge of $28,597 and does not have an expiration date.

NOTE #14 - RELATED PARTY TRANSACTIONS

The Managing Director of Interactive Gaming & Wagering, N.V., has loaned the Company $20,000. The Company has accrued interest on the loan at 8% interest per annum. The former President of Global Entertainment Holdings/Equities, Inc., has loaned to Interactive Gaming and Wagering, Inc., NV, $60,000 and interest has been accrued or paid at 8% per annum.

A related party of the Managing Director of Interactive Gaming & Wagering, NV and former President of Global Entertainment Holdings/Equities, Inc., has loaned to Interactive Gaming & Wagering, NV $75,000 at 8% interest per annum. This loan is due on demand. In addition this related party has loaned to Global Entertainment Holdings/Equities, Inc., $225,000 with interest at 10% per annum due March 31, 2001.

In November 2000, the Company began leasing its principal office from its current President, Don Lisa, for $1,000 per month.

NOTE  #15 - LITIGATION

On November 26, 1997, the Company as Masadi Resources, Inc. ("Company") entered into an Agreement of Purchase and Sale ("Agreement") to purchase Beverage Source Worldwide, Inc. ("BSI"). On May 5, 1998, the Company filed a Complaint in the Superior Court of California, County of San Diego, asking the Court to declare the Agreement rescinded. The Company further alleged that various individuals including Mark Darnell ("Darnell") had breached the Agreement and alleged, the individuals, including Darnell had breached their fiduciary duties and had committed other malfeasance and illegal acts. All parties to the lawsuit other than Darnell were dismissed prior to Trial. The trial was held on November 8-10, 1999, in the Superior Court of San Diego. In a Minute Order dated December 23, 1999, the Court ruled against the company on all counts and further ordered that a rescission had not taken place and ordered that Darnell retained all previously held stock interest in the company. Subsequent to the Court's ruling, the Company and Darnell entered into a Settlement Agreement and Mutual Release of all Claims ("Settlement Agreement") wherein the Company paid Darnell $75,000 and Darnell agreed to rescind the Agreement. The $75,000 per the Settlement Agreement was to be paid as follows: $35,000 on 2/23/00; $20,000 on 5/18/00; and $20,000 on 8/18/00. This final payment will resolve all aspects of this litigation.

The Company had accrued the $75,000 Settlement as expense in the year ended December 31, 1999 and the $75,000 was paid in 2000.

The Company is not a party to any other litigation at December 31, 2000.

NOTE #16 - ECONOMIC DEPENDENCY

IGW receives a substantial portion of its royalty fees revenues from one customer. In 2000 and 1999, royalties and other fees from that customer were $2,257,514 and $1,861,267 respectively. At December 31, 2000 and 1999, accounts and notes receivable from that customer were $1,873,757 and $1,270,205. This represents 71% of Gross Revenues and 88% of total Account Receivable and Notes Receivable for IGW.

               Global Entertainment Holdings/Equities, Inc., & Subsidiaries
                              Notes to Financial Statements


NOTE #17 - SEGMENT INFORMATION

The Company has adopted FASB Statement No. 131, "Disclosures About Segments of a Business Enterprise and Related Information." The Company is managed in two geographical Segments; The United State of America and Curacao, Netherlands Antilles.


                                         Global      Prevail     Netherlands
                                          USA          USA         Antille          Total
License Fees                 2000                                  909,031         909,031
                             1999                                  445,000         445,000
Royalty Fees                 2000                                2,826,718       2,826,718
                             1999                                1,983,773       1,983,773
Hosting Income               2000                                  113,325         113,325
                             1999                                  159,090         159,090
Advertising Income           2000                    723,415            -          723,415
                             1999                    233,736                       233,736
Operating Expenses           2000        568,384     745,634     3,046,555       4,360,573
                             1999        658,329     196,322     1,910,102       2,764,753
Other Income (Expenses)      2000          1,443          57        49,476          50,976
                             1999        (59,353)        107         3,821        (55,425)
Provisions for Income Taxes  2000                                   16,912          16,912
                             1999              -          -         11,571          11,571
Net Income (Loss)            2000       (566,940)    (22,162)     806,764         217,662
                             1999       (755,939)     37,521      671,501        (46,917)
Cash                         2000         (7,055)     12,409      159,136         164,490
                             1999         19,625       2,921      213,638         236,184
Notes Receivable             2000             -           -     1,653,669       1,653,669
                             1999             -           -            -               -
Property & Equipment (Net)   2000         53,104       4,528    1,583,462       1,641,094
                             1999         66,300     579,893      993,942       1,640,135
Other Assets (Net)           2000                                 142,464         142,464
                             1999             -           -       135,195         135,195



NOTE #18 - SUBSEQUENT EVENTS

There have been no subsequent event that have occurred since the balance sheet date that warrant disclosure.

          GLOBAL ENTERTAINMENT HOLDINGS/EQUITIES, INC. & SUBSIDIARIES
                           Consolidated Balance Sheets
                March 31, 2001 (Unaudited) and December 31, 2000

                                             As of March 31   As of December 31,
                                                  2001              2000
                                             ---------------- ------------------
                                                 (Unaudited)        (Audited)
                                             ---------------- ------------------

                                   A S S E T S

Current Assets:
      Cash & Cash Equivalents                        22,225            164,455
      Accounts Receivable Net of Provision          911,336            556,085
      Note Receivable                               600,000            550,000
      Prepaid Expenses                               22,662             21,685
      Interest Receivable                             3,373              2,933
      Employee Accounts Receivable                   27,408             28,490
                                             ---------------- ------------------

         Total Current Assets                     1,587,004          1,323,648


Property & Equipment
      Automobile- Net                                28,567             45,295
      Proprietary Software - Net                    750,032            490,552
      Package Software- Net                         104,716            103,448
      Office Improvements- Net                       30,522             22,433
      Computer Equipment- Net                       363,891            434,755
      Furniture & Fixtures- Net                     103,505             88,934
      Websites - Net                                339,830            455,677
                                             ---------------- ------------------

         Total Property & Equipment               1,721,063          1,641,094

Long-Term Assets
      Note Receivable                               903,669          1,103,669

Other Assets
      Security Deposit                               35,059             34,045
      Software Design & Development-Net             147,752            108,419
                                             ---------------- ------------------

         Total Other Assets                         182,811            142,464
                                             ---------------- ------------------

         Total Assets                        $    4,394,547     $    4,210,875
                                             ================ ==================






See accompanying summary of accounting policies and notes to consolidated financial statements.

          GLOBAL ENTERTAINMENT HOLDINGS/EQUITIES, INC. & SUBSIDIARIES
                           Consolidated Balance Sheets
                March 31, 2001 (Unaudited) and December 31, 2000



                                              As of March 31  As of December 31,
                                                    2001              2000
                                               ---------------   ---------------
                                                 (Unaudited)        (Audited)
                                               ---------------   ---------------

          L I A B I L I T I E S & S T O C K H O L D E R S' E Q U I T Y

Current Liabilities
    Accounts Payable                                  573,629           445,312
    Accrued Expenses                                   37,505            28,262
    Accrued Interest                                   37,402            33,704
    Current Portion- Capital Leases                    14,285            17,856
    Current Portion- Notes Payable                    200,788           983,000
    Note Payable- Line of Credit                       51,951             5,844
    Income Taxes Payable                               31,513            28,483
                                               ---------------   ---------------
         Total Current Liabilities              $     947,073     $   1,542,461

Long Term Liabilities
    Notes Payable                                     940,903           983,000
    Less Current Portion                             (200,788)         (983,000)
                                               ---------------   ---------------
         Total Long Term Notes Payable                740,115                 -

    Capital Lease Payable                              28,834            29,133
                                               ---------------   ---------------
         Net Long Term Liabilities                    768,949            29,133
                                               ---------------   ---------------
         Total Liabilities                      $   1,716,022     $   1,571,594
                                               ---------------   ---------------

Stockholders' Equity
    Preferred Stock, 25,000,000 Shares Authorized,
       at $.001 Par Value, None Issued
    Common Stock, 100,000,000 Shares Authorized        10,418            10,406
       Par Value of $.001;
       10,418,040 & 10,406,540 Shares Issued and
       Outstanding Respectively Retroactively Restated
    Paid in Capital                                 3,223,576         3,215,932
    Retained Earnings(Deficit)                       (108,169)         (139,757)
    Treasury Stock, at Cost                          (447,300)         (447,300)
                                               ---------------   ---------------

      Net Stockholders' Equity                      2,678,525         2,639,281
                                               ---------------   ---------------

      Total Liabilities and Stockholders' Equity $  4,394,547     $   4,210,875
                                               ===============   ===============





See accompanying summary of accounting policies and notes to consolidated financial statements.

          GLOBAL ENTERTAINMENT HOLDINGS/EQUITIES, INC. & SUBSIDIARIES
               Consolidated Statement of Operations (Unaudited)

                                                    For the Three Months Ended
                                                             March 31
                                                    ---------------------------
                                                       2001            2000
                                                    -----------    ------------
Revenues:
       License Fees                                      35,000               -
       Royalty Fees                                     777,374         718,746
       Hosting Income                                    27,425         159,109
       Special Projects                                  95,886               -
       Other Revenues                                    85,903               -
       Sponsorship Income                                80,665         233,727
                                                    -----------    ------------
          Total Revenues                            $ 1,102,253     $ 1,111,582
                                                    -----------    ------------
Cost of Revenues:
       Special Projects                                  67,056               -
       Bandwidth                                         94,875          69,510
       Sponsorship Expenses                              13,521          71,516
                                                    -----------    ------------
          Total Cost of Revenues                        175,452         141,026

          Gross Profit                                  926,801         970,556

Expenses
       Bad Debt Provision                                     -          47,790
       Uncollectible Fees Written Off                         -          25,000
       Depreciation & Amortization                      251,763         164,418
       Rents                                             37,423         113,619
       Professional Fees                                 70,668          27,181
       Travel                                             6,651          31,481
       Financial & Investor Relations                    14,532          32,499
       Administrative Expenses                          103,412         206,930
       Consulting                                         2,656         153,192
       Advertising                                       43,972          53,371
       Wages and Salaries                               336,759          33,786
                                                    -----------    ------------
          Total Expenses                             $  867,836     $   889,267
                                                    -----------    ------------
Income (Loss) from Operations                            58,965          81,289

Other Income(Expenses)
       Interest(Expense)                               (19,873)        (10,389)
       Interest Income                                      721           1,211
       Other Income(Expense)                            (5,194)          35,597
                                                    -----------    ------------
          Total Other Income(Expenses)                 (24,346)          26,419
                                                    -----------    ------------
       Income Before Taxes                               34,619         107,708

       Provisions for Income Tax                        (3,031)        (13,698)
                                                    -----------    ------------
          Net Income                                 $  31,588      $   94,010
                                                    ===========    ============







See accompanying summary of accounting policies and notes to consolidated financial statements.

          GLOBAL ENTERTAINMENT HOLDINGS/EQUITIES, INC. & SUBSIDIARIES
               Consolidated Statement of Operations (Unaudited)

                                                    For the Three Months Ended
                                                             March 31
                                                    ---------------------------
                                                       2001            2000
                                                    -----------    ------------

       Basic Earnings Per Share                      $   0.003           0.009

       Diluted Earnings Per Share                    $   0.003           0.009

Weighted Average Shares Outstanding                 10,414,207      10,108,741
       Retroactively Restated

Weighted Average Shares & Options                   12,187,748      10,108,741
       Outstanding




















See accompanying summary of accounting policies and notes to consolidated financial statements.

          GLOBAL ENTERTAINMENT HOLDINGS/EQUITIES, INC. & SUBSIDIARIES
                     Statements of Cash Flows (Unaudited)
         For the Three Months Period January 1, 2001 to March 31, 2001



                                                    For the Three Months Ended
                                                             March 31
                                                    ---------------------------
                                                        2001            2000
                                                    -------------    ----------

Cash Flows from Operating Activities
  Net Income                                         $    31,588     $   94,010

  Adjustments to Reconcile Net Income (Loss) to
    Net Cash Provided by Operating Activities;
      Depreciation                                       251,763        164,418
      Provisions for Bad Debt                                 -          47,790
      Uncollectible Fees Written Off                          -          25,000
      Stock Issued for Services                            7,656             -
  Change in Operating Assets  & Liabilities
    (Increase) Decrease in Fees Receivable              (355,251)      (424,564)
    (Increase) Decrease in Prepaid Expenses                 (977)        31,890
    (Increase) Decrease in Security Deposits              (1,014)        (1,428)
    (Increase) Decrease in Interest Receivable              (440)          (873)
    (Increase) Decrease in Employee Receivable             1,082          7,692
    (Increase) Decrease in Notes Receivable              150,000             -
    Increase in Accounts Payable                         128,317        147,131
    Increase in Software Design                          (39,333)            -
    Increase in Accrued Expenses                           9,243          1,155
    Increase in Taxes Payable                              3,030         13,698
    (Decrease) Increase in Accrued Interest                3,698         10,917
    (Decrease) Increase in Accrued Wages                      -         (26,323)
    (Decrease) Increase in Cash in Escrow Restricted          -         (19,410)
                                                      -----------    -----------
     Net Cash Provided (Used) in Operating Activities    189,362         71,103

                                                      -----------    -----------
Cash Flows from Investing Activities
    Purchase of Fixed Assets                            (331,732)      (239,907)
                                                      -----------    -----------

      Net Cash (Used) in Investing Activities         $ (331,732)      (239,907)
                                                      -----------    -----------








See accompanying summary of accounting policies and notes to consolidated financial statements.

          GLOBAL ENTERTAINMENT HOLDINGS/EQUITIES, INC. & SUBSIDIARIES
                     Statements of Cash Flows (Unaudited)
         For the Three Months Period January 1, 2001 to March 31, 2001



                                                      For the Three Months Ended
                                                               March 31
                                                      --------------------------
                                                          2001            2000
                                                      -------------    ---------

Cash Flows from Financing Activities
   Increase (Decrease) in Capital Lease Liabilities        (3,870)       (5,414)
   Payment on Long-Term Debt                              (75,000)           -
   Increase (Decrease) in Notes Payable                    79,010       (97,196)
   Sale of Common Stock                                        -        253,391
                                                      -------------   ----------
      Net Cash Provided by Financing Activities$       $      140       151,321

                                                      -------------   ----------
      Increase (Decrease) in Cash & Cash Equivalents     (142,230)      (17,483)

      Cash & Cash Equivalents at Beginning of Period      164,455       236,184
                                                      -------------   ----------
      Cash & Cash Equivalents at End of Period $           22,225       218,701

                                                      =============   ==========
Disclosures from Operating Activities:
   Interest Expense                                        26,065        10,389
   Taxes                                                   13,698        10,698

Significant Non-Cash Transactions:
   Issued 39,000 for Prepaid Public Relations                  -        130,000




















See accompanying summary of accounting policies and notes to consolidated financial statements.

                 GLOBAL ENTERTAINMENT HOLDINGS/EQUITIES, INC.

                          NOTES TO FINANCIAL STATEMENTS

                             March 31, 2001 and 2000

                                   (Unaudited)


NOTE 1 - GENERAL

The Company was incorporated on July 10, 1997, under the laws of the state of Colorado using the name Masadi Resources, Inc. On February 10, 1998, Articles of Amendment were filed changing the name to International Beverage Corporation. Pursuant to a Merger Agreement dated August 27, 1998, International Beverage Corporation merged with Global Entertainment Holdings/Equities, Inc., and subsequently the surviving corporation became known as Global Entertainment Holdings/Equities, Inc. The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the laws of the state of Colorado.

Principles of Consolidation
The Company currently has two wholly owned subsidiaries; Interactive Gaming and Wagering NV, (IGW), a Netherlands Antilles Corporation in Curacao, Netherlands Antilles, and Prevail Online, Inc., (Prevail), a Colorado Corporation. IGW, is engaged in the conception and creation of computer software programs for the gaming and wagering industry. Prevail, was purchased in August of 1999 and it is engaged in the creation and operation of websites and derives its revenues from banner advertising. The accompanying consolidated financial statements include the accounts of the company and its wholly-owned subsidiaries. Inter-company transactions and balances have been eliminated in consolidation

NOTE 2 - BASIS OF PRESENTATION

The unaudited financial statements included herein have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions to Form 10-QSB and Item 301(b) of Regulation S-B. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the three months ended March 31, 2001 and 2000 are not necessarily indicative of the results that may be expected for the years ended December 31, 2001 and 2000. The December 31, 2000 balance sheet was derived from audited financial statements, but does not include all disclosures required by generally accepted accounting principles. Certain information and note disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to such rules and regulations relating to interim consolidated financial statements. For further information, the statements should be read in conjunction with the financial statements and notes thereto included in the Company's registration statement on Form 10KSB, as amended.

Shares of common stock issued by the Company for other than cash have been assigned amount equivalent to the fair value of the service or assets received in exchange.

Start-up and organization costs are recorded in accordance with the provisions of Statement of Position 98-5, "Reporting Costs of Start-up Activities" ("SOP 98-5"). SOP 98-5 requires that the costs of start-up activities, including organization costs, be expensed as incurred.

The Company adopted Financial Accounting Standards (SFAS) No. 128, "Earnings Per Share," which simplifies the computation of earnings per share requiring the restatement of all prior periods. Basic earnings per share are computed on the basis of the weighted average number of common shares outstanding during each year. Diluted earnings per share are computed on the basis of the weighted average number of common shares and dilutive securities outstanding. Dilutive securities having an anti-dilutive effect on diluted earnings per share are excluded from the calculation.

NOTE 3 - COMMITMENTS AND CONTINGENCIES

The Company, from time to time, may be subject to legal proceedings and claims that arise in the ordinary course of its business. Currently, the Company is not subject to any legal proceedings or other claims.

                 Global Entertainment Holdings/Equities, Inc.
                            6636 North 48th Street
                        Paradise Valley, Arizona 85253

                                 ***PROXY***

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

      The undersigned hereby appoints Donald J. Lisa as Proxy, with full power of substitution and revocation, the true and lawful attorney and proxy of the undersigned at the Annual Meeting of Shareholders (the "Meeting") of the Company to be held August 17, 2001 from 9:00 a.m. to 12:00p.m., Pacific Daylight Time, at Orange Tree Golf Resort, 10601 N. 56th Street, Scottsdale, Arizona 85254, or any adjournments thereof, to vote the shares of Common Stock of the Company standing in the name of the undersigned on the books of the Company, or such shares of Common Stock of the Company as the undersigned may otherwise be entitled to vote on the record date for Meeting with all powers the undersigned would possess if personally present at the Meeting, with respect to the matters set forth below and described in the Notice of the Annual Meeting of Shareholders dated August 3, 2001, and the accompanying Proxy Statement of the Company.

   1. Election of the Board of Directors until the next Annual Shareholders Meeting.
      [   ] For all nominees listed below (except as marked to the contrary)
                           For the nominee   Against the nominee   Abstain
      1. Bryan Abboud           [   ]              [   ]            [   ]
      2. Donald J. Lisa         [   ]              [   ]            [   ]
      3. David S. Wintroub      [   ]              [   ]            [   ]
      4. Thomas Glaza           [   ]              [   ]            [   ]

   2. Ratification of the employment of Clyde Bailey, P.C. as the Company's independent accountant for the fiscal year ending December 31, 2001.
         For [   ]        Against [   ]        Abstain [   ]

   3. Any other business as may properly come before the meeting or any adjournment thereof.
         For [   ]        Against [   ]        Abstain [   ]

   In His Discretion, the Proxy Is Authorized to Vote upon Such Other Business That May Properly Come Before the Meeting.

   THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL PROPOSALS LISTED. IF NO DIRECTIONS ARE GIVEN BY THE PERSON(S) EXECUTING THIS PROXY, THE SHARES WILL BE VOTED IN FAVOR OF ALL LISTED PROPOSALS. THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER, AND UNLESS OTHERWISE SPECIFIED, THE SHARES WILL BE VOTED FOR ALL PROPOSALS.

   Please sign exactly as your name appears on your certificate. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such and submit powers of attorney or other appropriate document. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Dated                        , 2001
      -----------------------


------------------------------    ---------------------------  -----------------
Please Print or Type Your Name    Signature                    Number of Shares
                                                               Voted

      PLEASE SIGN AND RETURN TO THE ADDRESSEE IN THE ENCLOSED
STAMPED ENVELOPE. ALL PROXIES ARE TO BE MAILED TO CORPORATE STOCK TRANSFER, INC., ATTN: RHONDA SINGLETON, 3200 CHERRY CREEK DR. SOUTH, STE 430, DENVER, CO. 80209, (303) 282-4800.

      If you have had a change of Address, please print or type your new address(s) in the space below:

      PLEASE MARK, SIGN, DATE, AND RETURN THIS PROXY PROMPTLY.
                                                     --------

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